UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Global Traffic Network, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GLOBAL TRAFFIC NETWORK, INC.
880 Third Avenue, 6th Floor
New York, New York 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 15, 2010
TO THE STOCKHOLDERS OF GLOBAL TRAFFIC NETWORK, INC.:
     Please take notice that the annual meeting of stockholders of Global Traffic Network, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at Vinoy® Renaissance St. Petersburg Resort & Golf Club, 501 5th Avenue NE, St. Petersburg, Florida 33701, on Wednesday, December 15, 2010, at 9:00 a.m. local time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect six directors;

2.	To approve an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,800,000 shares to 2,400,000 shares;

3.	To ratify the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     Pursuant to action of the Board of Directors, stockholders of record on November 10, 2010 will be entitled to vote at the Annual Meeting or any adjournments thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the fiscal year ended June 30, 2010 also accompanies this notice.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held December 15, 2010.
     The following materials, also included with this notice, are available for view on the Internet:
•	Proxy Statement for the Annual Meeting

•	Annual Report to Stockholders, including Form 10-K, for the year ended June 30, 2010
     To view the Proxy Statement or Annual Report to Stockholders, visit:
http://ir.globaltrafficnetwork.com/annuals.cfm
Please refer to the enclosed proxy card and the attached proxy statement for information on voting options: Internet — Telephone — Mail
By Order of the Board of Directors
Gary L. Worobow
Executive Vice President, Business & Legal Affairs and Secretary
November 17, 2010

VOTING AND REVOCATION OF PROXY
PROXIES AND VOTING
ELECTION OF DIRECTORS
AMENDMENTS TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF STOCKHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY STOCKHOLDER PROPOSALS
SOLICITATION

GLOBAL TRAFFIC NETWORK, INC.
880 Third Avenue, 6th Floor
New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 15, 2010
VOTING AND REVOCATION OF PROXY
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Traffic Network, Inc. (periodically referred to herein as the “Company”) to be used at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at Vinoy® Renaissance St. Petersburg Resort & Golf Club, 501 5th Avenue NE, St. Petersburg, Florida 33701, on Wednesday, December 15, 2010, at 9:00 a.m. local time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect six directors;

2.	To approve an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,800,000 shares to 2,400,000 shares;

3.	To ratify the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was November 17, 2010.
PROXIES AND VOTING
     Registered stockholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
     Our Board of Directors has set the close of business on November 10, 2010 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 18,466,824 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Shares will be voted in the manner directed by the stockholders; provided, however, that if no direction is given by a stockholder, the shares will be voted as recommended by the Company’s Board of Directors. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. Under the General Corporation Law of the State of Nevada, on matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.
     A stockholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the stockholder at the time of the Annual Meeting.
     Under Proposal One, directors will be elected by a plurality of shares of common stock of the Company present in person or represented by proxy at the Annual Meeting. Adoption of Proposal Two and Proposal Three each requires the affirmative vote of the holders of a majority of such shares. The Board of Directors unanimously recommends that you vote “FOR” each of the proposals set forth above.
     Although the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.
NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:
     New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to the election of directors without instructions by the beneficial owner of the shares. THEREFORE, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THE ELECTION OF DIRECTORS.

ELECTION OF DIRECTORS
(Proposal One)
     Our Board of Directors currently consists of six directors, each of whom has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his successor is elected and shall have qualified. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.
     The names of the nominees, their ages as of the mailing date of this Proxy Statement and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

	Principal Occupation, Business Experience
Name and Age of Director	For the Past Five Years and	Director
and Nominee	Directorships of Public Companies	Since
William L. Yde III Age 57	William L. Yde III was one of our co-founders and has served as our Chairman, Chief Executive Officer and President since our inception in May 2005. Mr. Yde founded The Australia Traffic Network Pty Limited in June 1997 and has served as its Chairman and Chief Executive Officer since its inception. Prior to forming The Australia Traffic Network Pty Limited, Mr. Yde founded Wisconsin Information Systems, Inc. dba Milwaukee Traffic Network in 1994, and expanded its operations to create traffic networks in Milwaukee, Oklahoma City, Omaha and Albuquerque before selling all of its assets in 1996 to Metro Networks, Inc., now a wholly-owned subsidiary of Westwood One, Inc. In 1999, Mr. Yde co-founded (Nihon) Japan Traffic Network, and served as its Chief Executive Officer and as a director from 1999 to January 2002, at which time the company suspended operations. Mr. Yde, as founder of the Company and its Chief Executive Officer and President, is invaluable to the Company’s strategic development and growth, as well as its everyday operations, and our Board of Directors believes that he is uniquely qualified to serve as Chairman of the Board given his position as the Company’s principal executive officer since he founded the Company. In addition, Mr. Yde’s significant ownership position in the Company provides the Board with a strategic focus on maximizing shareholder value in addition to his representing management’s interests on the Board of Directors.	2005

Dale C. Arfman Age 57	Dale C. Arfman, a director of our Company since May 2005, was one of our co-founders and served as our Treasurer and Secretary from September 2005 to July 2009. Mr. Arfman had been with The Australia Traffic Network Pty Limited since 1999. In 1999, Mr. Arfman was a co-founder of (Nihon) Japan Traffic Network and served as its Chief Financial Officer and as a member of its Board of Directors from 1999 to January 2002, at which time the company suspended operations. From 1996 to 1999, Mr. Arfman contributed to the development of traffic networks in Oklahoma City, Albuquerque and Omaha as an officer of Wisconsin Information Systems, Inc. dba Milwaukee Traffic Network. Prior to his involvement in the traffic business, Mr. Arfman was a loan officer with Bank One Indianapolis. Our Board of Directors believes that Mr. Arfman, as a co-founder and former executive officer of the Company, is qualified to serve as a director based on his knowledge of the Company’s business operations, his involvement in the development and growth of the Company’s business in Australia, as well as his finance experience. In addition, Mr. Arfman’s percentage ownership in the Company provides him with a vested interest in its success and, consequently, a focus on maximizing shareholder value.	2005

	Principal Occupation, Business Experience
Name and Age of Director	For the Past Five Years and	Director
and Nominee	Directorships of Public Companies	Since
Gary O. Benson Age 66	Gary O. Benson has been a member of our Board of Directors since September 2005. Mr. Benson currently serves as President, Treasurer and Broker of Twin Town Realty, Inc., a real estate brokerage firm, where he has been employed since 1964. He has also served as the General Partner of Goben Enterprises LP, a general investment firm, since 1995, and as Chief Executive Officer and President of Transcontinental Acceptance Corporation, which currently engages in exercise equipment leasing, since 1995. Mr. Benson is qualified to serve as a director of the Company based on the business acumen garnered by him through his real estate development and general investment experience. Mr. Benson also acquired knowledge and experience in the Company’s business serving as a director of (Nihon) Japan Traffic Network from 1999 to 2002.	2005

Shane E. Coppola Age 44	Shane E. Coppola has been a member of our Board of Directors since June 2006. Mr. Coppola is the Chairman and Chief Executive Officer of American Skating Entertainment Centers, LLC, a company that owns and operates ice skating facilities. Mr. Coppola served as President and Chief Executive Officer of Westwood One, Inc. from May 2003 until December 2005, and served as a director of Westwood One, Inc. from October 2003 until December 2005. From May 2002 to May 2003, Mr. Coppola was the Managing Partner of Columbus Capital Partners, LLC, of which he was a founder. From September 1999 to May 2002, Mr. Coppola served as Executive Vice President of Westwood One’s Metro and Shadow Broadcasting operations. From 1992 to September 1999, Mr. Coppola was a director and Executive Vice President of Metro Networks, Inc. Mr. Coppola’s previous tenure as President, Chief Executive Officer and a director of Westwood One, Inc. and as a director and an executive officer of Metro Networks, Inc. make him uniquely qualified to serve on our Board of Directors, particularly in light of the similarities between the business operations of those companies and our own.	2006

William M. Mower Age 52	William M. Mower has been a member of our Board of Directors since March 11, 2009. Mr. Mower has been engaged in the private practice of law since 1982, practicing primarily in the areas of corporate, securities and real estate law, with the Minneapolis, Minnesota law firm of Maslon Edelman Borman & Brand, LLP, which has rendered and is continuing to render legal services to the Company. Mr. Mower’s experience as a public company business and securities lawyer, including his expertise in corporate governance matters, and prior tenures serving on boards of public reporting companies, make Mr. Mower qualified to serve as a director of the Company.	2009

Stuart R. Romenesko Age 47	Stuart R. Romenesko has been a member of our Board of Directors since February 2007. Mr. Romenesko currently serves as Chief Financial Officer of KGP Telecommunications, Inc., a leading diversity provider of supply chain services, telecommunications products and integrated solutions to the communications industry. Prior to joining KGP Telecommunications in October 2010, Mr. Romenesko owned his own financial and management consulting firm focused in the areas of finance, operations and strategy. Mr. Romenesko served as an executive to Petters Group Worldwide, LLC from October 2002 until October 2006. From January 2000 to October 2002, Mr. Romenesko was Executive Vice President, Chief Financial Officer, co-Founder and Director of Magnum Technologies Inc. From January 1994 to June 1999, he served as Senior Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary for ValueVision International, Inc., also known as ShopNBC. Mr. Romenesko, a Certified Public Accountant, has held various positions at both regional and international accounting firms. Mr. Romenesko was a director of Enable Holdings, Inc. (ENAB.OB) from January 2006 to March 2007. In addition, Mr. Romenesko has completed the Director Training & Certification Program offered by the UCLA Anderson School of Management. Being a Certified Public Accountant and his previous experience serving as the principal financial and accounting officer for ValueVision International, Inc., a public reporting company, qualifies Mr. Romenesko	2007

Principal Occupation, Business Experience
Name and Age of Director	For the Past Five Years and	Director
and Nominee	Directorships of Public Companies	Since
to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” In light of his education, background and experience, his is qualified to assist the Board of Directors in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting.
Compensation Discussion and Analysis
     This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our three other most highly compensated individuals who were serving as executive officers as of June 30, 2010. These individuals are referred to in this Proxy Statement as the “named executive officers.”
          Overview of Compensation Program
     The primary goals of our executive compensation structure are to provide competitive levels of compensation that integrate pay with our annual company objectives and long-term goals, reward above-average company performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in our industry. To meet these goals, our compensation committee has determined that the total compensation program for executive officers should generally consist of some or all of the following four components, the amount of each component to be based upon a combination of individual and company performance:
•	Base salary;

•	Annual cash incentive compensation (bonus);

•	Non-equity incentive plan compensation (sales commissions); and

•	Stock options and/or restricted stock.
     Each individual component of compensation meets some or all of our compensation goals. Base salary is designed to provide the competitive annual cash compensation required to attract and retain qualified executives. Annual bonus and non-equity incentive plan compensation are performance based awards designed to reward employees for achieving objectives on an individual and/or company wide basis. Stock options and restricted stock are intended to reward employees for long-term company performance and to align employees’ interests with the interests of our stockholders. Our compensation committee establishes objective criteria for the awarding of cash bonuses, while reserving the right to grant additional discretionary bonuses in situations it deems appropriate. The award of stock options and/or restricted stock is subjective and qualitative by nature and entirely within the discretion of our compensation committee.
     With respect to stock options and restricted stock, our compensation committee has taken into consideration the existing stock ownership of our named executive officers in an effort to tailor the application of our equity incentive compensation policies. Specifically, our compensation committee recognizes that our President and Chief Executive Officer had substantial stock ownership in our company at the time of our March 2006 initial public offering and continues to hold substantial amounts of our stock. As a result, the compensation committee determined that grants of long-term incentives to our President and Chief Executive Officer in the form of stock options and/or restricted stock are not currently necessary to align his interests with those of our stockholders and to incentivize him to execute our Company’s long-term objectives.
     Mr. B. William Pezzimenti, who serves as President and Director of Australia Traffic Network, was the only named executive officer that received non-equity incentive plan compensation in the form of monthly sales-based commissions prior to fiscal 2008. Due to the relatively mature nature of our Australian operations, the financial results of these operations were, and continue to be, highly dependant on continued sales of our commercial advertising inventory. Therefore, we believe that providing a component of incentive compensation tied directly to sales of advertising inventory is appropriate for Mr. Pezzimenti. Prior to fiscal 2008, the focus of our earlier stage Canadian operations was more varied. In addition to increasing sales production, our Canadian operations also focused on, among other things, building our infrastructure in multiple Canadian markets and developing relationships with Canadian network affiliates. As a result, we did not elect to provide commission-based non-equity incentive compensation tied to sales of advertising inventory prior to fiscal 2008. Commencing in fiscal 2008, however, we determined that the nature of our Canadian operations had matured to a level at which we wanted to encourage greater focus on our sales production. In order to do so, we established a commission-based compensation plan for Mr. Ivan Shulman, who serves as our Senior Vice President and President of Canadian Traffic Network, which is based on the performance of our Canadian operations.
     Although the Company pays Mr. Pezzimenti in Australian dollars, Mr. Pezzimenti’s compensation in this Annual Proxy Form is reported in U.S. dollars. When making compensation determinations regarding Mr. Pezzimenti, our compensation committee performs its analysis in the local currency only and does not take into account portions of compensation increases (or decreases) that, when reported in U.S. dollars, are the result of currency fluctuations. From the year ended June 30, 2008 to the year ended June 30, 2009, the Australian dollar weakened significantly against the U.S. dollar, so that the decrease in Mr. Pezzimenti’s base salary from $430,520 in fiscal 2008 to $390,954 in fiscal 2009, while representing a decrease of 9% in U.S. dollars, represented an increase of 9% when measured in Australian dollars. Conversely, the Australia dollar strengthened considerably against the U.S. dollar during fiscal 2010, so that while Mr. Pezzimenti showed an increase in his base compensation of 27%, his base compensation increased only 7% when measured in Australian dollars.
     Role of our Compensation Committee
     The primary objectives of our compensation committee with respect to executive compensation are to attract, retain and motivate the best possible executive talent by providing appropriate levels of risk and reward for executive employees and in proportion to individual contribution and performance. To achieve these objectives, the compensation committee establishes appropriate incentives for the executive officers to further our long term strategic plan and avoid undue emphasis on short-term market value.
     The charter of our compensation committee authorizes the committee to approve compensation for our Chief Executive Officer, to develop policies and programs governing the compensation of all company executives that support corporate objectives and the long-term interests of stockholders, and to administer our equity compensation plans. Because our compensation committee is expected to evaluate the performance of our executives in achieving our Company’s long-term goals and stated objectives, the compensation committee charter establishes an expectation that our compensation committee meet at least once annually and more frequently if circumstances dictate. Although our compensation committee has typically met with our Chief Executive Officer, when appropriate, such as when the compensation committee is discussing or evaluating compensation for our Chief Executive Officer, the compensation committee meets in executive session without management. Although our compensation committee is solely responsible for establishing compensation for our Chief Executive Officer, our Chief Executive Officer plays a significant role in establishing compensation received by the other named executive officers by providing periodic reports and recommendations to our compensation committee concerning the performance and compensation of these other named executive officers. In some instances, primarily in connection with the non-equity incentive plan compensation determinations, our Chief Executive Officer has established compensation and subsequently reported to the compensation committee. With the exception of our Chief Executive Officer, the named executive officers do not currently have any role in determining or recommending the form or amount of compensation that they receive.
     The compensation committee generally receives and reviews materials in advance of each meeting. These materials include information that the chair of our compensation committee believes will be helpful to the compensation committee as a whole, such as benchmark information, historical compensation data, performance metrics and criteria and, if applicable, the Board of Director’s assessment of our Company’s performance against its goals. When establishing non-equity incentive plan compensation plans, the committee also reviews sales budgets for applicable markets that are internally prepared by management. Upon request by our compensation committee, our Chief Financial Officer and other named executive officers may provide other financial and other information to assist the compensation committee in determining appropriate compensation levels.
     Our compensation committee has the authority to retain (with funding provided by us) experts in the field of executive compensation. The compensation committee has the sole authority to retain and terminate these experts, and to approve their fees and other retention terms. In addition, our compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting, human resource or other advisers. To date, our compensation committee has not retained a compensation consultant to conduct a comprehensive review of our policies and procedures with respect to executive compensation. However, the compensation committee does conduct an annual review of the total compensation of each of our executive officers.
     Elements of 2010 Executive Compensation
     Base Salary. The base salaries for the named executive officers were initially established pursuant to employment agreements or arrangements entered into at the commencement of the executives’ employment with our Company, which agreements have been amended to reflect extensions of the executives’ terms of employment and changes in base compensation. The base salaries for our executives are established based on the scope of their responsibilities, the level of their experience and the urgency of our need for the executive’s particular skill set, taking into account competitive market data on compensation for similar positions within public companies having a similar market capitalization as ours. Where applicable, compensation committee also takes into account the geographic scope of an executive’s responsibilities in light of the global nature of our consolidated operations. Our compensation committee reviews the base salaries of our executives on an annual basis. Subject to existing contractual obligations, salaries may be adjusted as appropriate to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Increases are considered in the context of the general trends in compensation practices, our overall annual budget and in the context of the overall compensation payable to an individual. If our compensation committee believes that increased compensation is warranted based on responsibilities and performance levels that recur from year to year (rather than individual or Company performance over the past year), the increase will generally take the form of an increase in base salary rather than a one-time bonus award. We have entered into written employment agreements with each of Messrs. William L. Yde, our Chief Executive Officer and President, Scott E. Cody, our Chief Operating Officer, Chief Financial Officer and Treasurer and Gary L. Worobow, our Executive Vice President, Business and Legal Affairs and Secretary. Compensation for Messrs. Pezzimenti and Shulman are governed by unwritten employment arrangements. These agreements and arrangements are described in this Proxy Statement under “Description of Employment Agreements and Arrangements, Salary, and Bonus Amounts.”
     Mr. Yde’s base salary during fiscal 2008 was $400,000. Mr. Yde’s employment agreement provides for a $50,000 annual increase in his base salary upon reaching certain objectives for the preceding fiscal year that is determined annually by the compensation committee or the board of directors at or near the beginning of that fiscal year. These objectives were obtained for fiscal 2008 and, accordingly, we increased his base salary from $400,000 to $450,000 effective July 1, 2008. Although Mr. Yde did not meet the applicable performance objectives for fiscal 2009, the compensation committee elected to increase Mr. Yde’s base salary effective July 1, 2009 by $25,000, from $450,000 to $475,000, primarily due to the increased operational and oversight responsibilities that resulted from the Company’s March 1, 2009 acquisition of London-based The Unique Broadcasting Company Limited (now named Global Traffic Network (UK) Commercial Limited) and the corresponding expansion of our United Kingdom business operations. Effective July 1, 2010, we increased the base salary or Mr. Yde from $475,000 to $525,000 upon reaching the objectives for the 2010 fiscal year. The objectives for Mr. Yde during fiscal 2008, fiscal 2009 and fiscal 2010 were consistent with his annual bonus objectives for those years, which are discussed below.
     Pursuant to his employment agreement, Mr. Cody’s base salary during fiscal 2008 was $300,000. Mr. Cody’s employment agreement provides for an automatic 5% increase in his base salary annually. In accordance with his agreement, Mr. Cody’s base salary was increased to $315,000 effective July 1, 2008, $330,750 effective July 1, 2009 and $347,288 effective July 1, 2010.
     Effective March 1, 2009, Mr. Worobow commenced employment at a base compensation level of $250,000. Due to Mr. Worobow’s previous position as a member of our Board of Directors and our compensation committee, a special committee of disinterested directors approved the terms of Mr. Worobow’s employment agreement, including the level of his base compensation. Mr. Worobow’s base compensation increased from $250,000 to $262,500 effective February 1, 2010 in accordance with the terms of his employment agreement. Mr. Worobow’s employment agreement calls for an automatic 5% increase in his base salary annually on February 1.
     Mr. Pezzimenti’s base compensation increased from $360,000 AUD to $480,000 AUD for fiscal 2008. As previously discussed, Mr. Pezzimenti is compensated in Australian dollars and all compensation decisions are based in his local currency without taking into account fluctuations in exchange rates. Mr. Pezzimenti’s increase for fiscal 2008 was approved by our Chief Executive Officer and President. Effective for fiscal 2009, changes in Mr. Pezzimenti’s base compensation have been approved by our compensation committee. For fiscal 2009, Mr. Pezzimenti’s base compensation was increased to $525,000 AUD. Effective July 1, 2009, Mr. Pezzimenti’s base compensation was increased to $561,000 AUD. Effective July 1, 2010, Mr. Pezzimenti’s base compensation was increased to $565,000 AUD. In each of these years, the increase in Mr. Pezzimenti’s base compensation was in recognition of his continued and consistent success in increasing Australia Traffic Networks sales from period to period.
     Pursuant to our employment arrangement with Mr. Shulman, he received base compensation of $250,000 commencing May 8, 2006, and was entitled to $50,000 annual increases on both the first and second anniversary of his employment. In accordance with this arrangement, we increased Mr. Shulman’s base salary to $300,000 and $350,000 effective May 8, 2007 and May 8, 2008, respectively. In October 2009, our compensation committee approved modifications to the terms of Mr. Shulman’s employment arrangement that involved reducing his annual base salary from $350,000 to $250,000 in conjunction with providing him with the potential to earn an increased amount of sales based incentive compensation. These modifications became effective January 1, 2010. In approving the modifications, the compensation committee believed that a greater focus on sales generated by our Canadian subsidiary was appropriate given the status of its Canadian operations and felt that shifting compensation potential from base salary to non-equity incentive compensation was therefore warranted.
     Non-Equity Incentive Plan Compensation — Annual Bonus. Our compensation committee establishes objective criteria for the awarding of cash bonuses by making bonus payments contingent on the Company satisfying certain consolidated operating profit goals for each fiscal year that are determined by the compensation committee at or near the beginning of the applicable fiscal year. Effective July 1, 2008, we amended our employment agreements with each of Messrs. Yde and Cody to reflect this bonus structure, with Mr. Yde eligible to receive an annual bonus of up to 50% of his base salary and Mr. Cody eligible to receive an annual bonus of up to $100,000. Mr. Worobow also participates in this bonus plan pursuant to the terms of his employment agreement with us and he is eligible to receive an annual bonus of up to one third of his base salary. Because Mr. Worobow’s employment commenced in March 2009, he was first eligible to earn a bonus under the plan during fiscal 2010. However, pursuant to his employment agreement, we paid Mr. Worobow a signing bonus of $20,833. We have chosen operating profits (EBITDA) as the metric on which to base cash bonus plans for eligible executives because we believe it is a key metric on which our performance is measured by investors and other third parties. Further, we have elected to tie cash bonuses under these plans to operating profits (EBITDA) on a consolidated basis, rather than market by market, because we believe it will incentivize eligible executives to focus on the results of our operations as a whole. The compensation committee has determined that annual incentive compensation for Messrs. Pezzimenti and Shulman should take the form of commission-based bonuses and bonuses related to their respective areas of authority, rather than based on the results of our consolidated operations. Consequently, they are not eligible to participate in this bonus program.
     During fiscal 2008, our compensation committee awarded cash bonuses to Messrs. Yde and Cody of $200,000 and $100,000, respectively based on the Company exceeding the fiscal 2008 EBITDA goal of $5.1 million, which was set by the Board of Directors at the beginning of the fiscal year when approving the Company’s fiscal 2008 budget. As a point of reference, the Company’s fiscal 2007 EBITDA was approximately $(0.3) million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense.
     The compensation committee set the target EBITDA objective for fiscal 2009 at $10.3 million. Because it was unclear as to when or if our acquisition of Unique would occur, the target was adopted based on a budget that did not take Unique’s operations into account. Consequently, the actual EBITDA for purposes of the bonus determination was to be calculated net of any impact on EBITDA resulting from Unique operations. Excluding the Unique operations, actual fiscal 2009 EBITDA was approximately $3.5 million and, based on these results, Messrs. Yde and Cody did not receive performance-based bonuses for fiscal 2009. However, the compensation committee elected to award Messrs. Yde and Cody discretionary bonuses of $112,500 and $50,000, respectively, based primarily upon the substantial efforts expended by each of them in negotiating and consummating our acquisition of Unique. To a lesser extent, the compensation committee awarded such bonuses in recognition of revenue growth in our local markets despite economic conditions that resulted in declines in revenue in such markets over the broader advertising industry.
     During fiscal 2010, our compensation committee awarded cash bonuses to Messrs. Yde, Cody and Worobow of $237,500, $100,000 and $85,417, respectively based on the Company exceeding the fiscal 2010 EBITDA goal of $5.1 million, which was set by the Board of Directors at the beginning of the fiscal year when approving the Company’s fiscal 2010 budget.
     A table summarizing the Company performance against historical EBITDA targets is set forth below:

Fiscal Year	EBITDA Target	Actual EBITDA
2008	$5.1 million	$5.3 million
2009	$10.3 million	$3.5 million*
2010	$5.1 million	$9.1 million**

*	Excludes the impact of the Company’s acquisition of Unique

**	Excludes impairment charge to fixed assets of $66 thousand
     For fiscal 2011, Messrs. Yde, Cody and Worobow have potential bonuses of $262,500, $100,000 and $89,322, respectively. The bonuses are based on attaining the following percentages of the Company’s EBITDA target as established by the Board of Directors. Messrs. Yde, Cody and Worobow will be entitled to receive 10% of their target bonus if the Company achieves 85% of the Company’s EBITDA target, and if actual EBITDA is greater than 85% of the target amount, each of Messrs. Yde, Cody and Worobow will be entitled to receive such 10%, plus an additional percentage equal to six times the amount by which actual EBITDA as a percentage of the target amount exceeds 85%, up to 100% of their respective bonus. Furthermore, for purposes of the bonus calculation, EBITDA shall be calculated based on actual results in local currencies translated at the exchange rates utilized for the target EBITDA approved by the Board of Directors, irrespective of the actual currency rates utilized in preparation of the Company’s financial statements.
     Non-Equity Incentive Plan Compensation — Sales Commissions and Bonuses. As referenced above, Mr. Pezzimenti receives non-equity incentive plan compensation in the form of monthly sales-based bonuses. Our Chief Executive Officer established monthly sales targets for Australia Traffic Network for the fiscal year ended June 30, 2008 and we provided monthly incentives of either approximately $11,000 or $16,000 (based on the average exchange rate for fiscal 2008) based on achieving roughly 95% and 100%, respectively, of Australia Traffic Network’s sales budget for fiscal year 2008. During fiscal 2008, Mr. Pezzimenti achieved 100% of his higher monthly sales target for all twelve months of the year. In the aggregate, Australia Traffic Network achieved approximately 108% of its cumulative monthly sales targets for fiscal 2008 and Mr. Pezzimenti received aggregate sales bonuses of approximately $188,353. The Australia Traffic Network annual target for fiscal 2008 was approximately $46.4 million AUD, which was an increase of approximately 29% over fiscal 2007 sales performance.
     For fiscal 2009, Mr. Pezzimenti continued to receive monthly sales-based bonuses of approximately $9,000 or $13,000 (based on the average exchange rate for fiscal 2009) for achieving sales targets set by our Chief Executive Officer and approved by our compensation committee. The targets for 2009 approximated 100% and 104% of Australia Traffic Network fiscal 2009 monthly sales budgets. Australia Traffic Network’s annual sales budget was approximately $58.9 million AUD. For fiscal 2009, Mr. Pezzimenti achieved the higher target level four times, the lower target four times and no sales bonus four times, and achieved approximately 98% of his annual sales target over the course of the entire fiscal year. For fiscal 2009, Mr. Pezzimenti received monthly sales-based bonuses totaling $92,175.
     For fiscal 2010, our compensation committee approved three “tiers” of annual Australian revenue targets for fiscal 2010, each of which corresponds with a specified percentage increase in annual revenue from the Australian operations over the fiscal 2009 period. Mr. Pezzimenti was entitled to receive monthly cash bonuses upon the Company’s Australian operations achieving monthly portions of the targeted revenue amounts. Depending on the monthly revenue target tier achieved, Mr. Pezzimenti was entitled to monthly cash bonuses of approximately $7,000, $15,000 or $20,000 (based on the average exchange rate for fiscal 2010). Mr. Pezzimenti was not entitled to receive bonus amounts for any month in which the Company’s Australian operations fail to achieve revenues corresponding to the lowest revenue target tier. However, Mr. Pezzimenti had the opportunity to “recapture” any missed monthly cash bonuses by achieving the cumulative revenue target for the quarter in which the monthly sales bonus was not achieved. Australia Traffic Network’s annual sales budget was approximately $61.1 million AUD. Mr. Pezzimenti achieved the highest of the three targets six times and the middle target the remaining six months, and achieved approximately 104% of his annual sales budget over the course of the entire fiscal year. For fiscal 2010, Mr. Pezzimenti received monthly sales-based bonuses totaling $212,436.
     For fiscal 2011, our compensation committee approved three “tiers” of annual Australian revenue targets for fiscal 2011, each of which corresponds with a specified percentage of annual revenue budget. On an annual basis, the tiers correspond to approximately 98% of budget, budget and 104% of budget. Mr. Pezzimenti will be entitled to receive monthly cash bonuses upon the Company’s Australian operations achieving monthly portions of the targeted revenue amounts. Depending on the monthly revenue target tier achieved, Mr. Pezzimenti will be entitled to monthly cash bonuses of approximately $6,000, $15,000 or $25,000 (based on the exchange rate at June 30, 2010). Mr. Pezzimenti is not entitled to receive bonus amounts for any month in which the Company’s Australian operations fail to achieve revenues corresponding to the lowest revenue target tier. However, Mr. Pezzimenti has the opportunity to “recapture” any missed monthly cash bonuses by achieving the cumulative revenue target for the quarter in which the monthly sales bonus was not achieved. Mr. Pezzimenti is paid in Australian dollars and the dollar amounts reflected above have been converted to United States dollars utilizing the exchange rate as of June 30, 2010. Due to the fixed cost nature of our business, it is anticipated that an increase in revenues will yield significant additional operating income and earnings. The compensation committee evaluates the terms of the non-equity incentive plan applicable to Mr. Pezzimenti on an annual basis and revises the terms of this plan based on their review. In addition, the compensation committee has approved two additional bonus plans for Mr. Pezzimenti. First, Mr. Pezzimenti is entitled to receive approximately $21,000 (based on the exchange rate at June 30, 2010) for each quarter during which Australia Traffic Network achieves its EBITDA target. In addition, in light of his increased responsibilities for overseeing sales for our Canadian operations, Mr. Pezzimenti is entitled to receive 15% of the amount which revenue exceeds an annual target established by our Chief Executive Officer and approved by the compensation committee. This target is in excess of the annual Canadian sales budget.
     For the fiscal year ending June 30, 2008, we established a commission-based non-equity compensation plan for Ivan Shulman, Senior Vice President of Sales that was based on the performance of our Canadian operations. Under this plan, Mr. Shulman was entitled to receive monthly cash commissions equal to a percentage of Canada Traffic Network’s monthly net revenues provided that such net revenues exceed certain thresholds. The applicable commission percentage was 1% if net revenues for the month exceeded

$400,000 CAD, 2% if net revenues for the month exceeded $500,000 CAD, 3% if net revenues for the month exceeded $600,000 CAD, or 4% if net revenues for the month exceeded $700,000 CAD. The thresholds were all measured in Canadian dollars, which is the functional currency of Canadian Traffic Network and the commissions earned were then converted into U.S. dollars for payment to Mr. Shulman. In addition, Mr. Shulman was entitled to receive separate $100,000 cash bonus payments if Canada Traffic Network achieved positive EBITDA and positive net income prior to the allocation of corporate overhead (if any), respectively. In recognition of Canadian Traffic Network achieving net revenues in excess of $800,000 CAD for the month of June 2008, at the request of our Chief Executive Officer, the compensation committee agreed to revise the plan to pay 4.5% commission if net revenues exceeded $800,000 CAD. Mr. Shulman reached at least the minimum threshold nine times and received aggregate commissions of $175,596 under the non-equity incentive plan for fiscal 2008. EBITDA of Canada Traffic Network for the 2008 fiscal year was $(2.4) million.
     For fiscal 2009, Mr. Shulman was similarly entitled to receive monthly cash commissions equal to a percentage of Canada Traffic Network’s monthly net revenues provided that such net revenues exceeded certain thresholds. The applicable commission percentage was 1% if net revenues for the month exceeded $700,000 CAD, 2% if net revenues for the month exceeded $800,000 CAD, 3% if net revenues for the month exceeded $900,000 CAD, or 4% if net revenues for the month exceeded $1,000,000 CAD. Again, the thresholds were all measured in Canadian dollars, which is the functional currency of Canadian Traffic Network and the commissions earned were then converted into U.S. dollars for payment to Mr. Shulman. In addition, Mr. Shulman was entitled to receive an additional $100,000 cash bonus payment if Canada Traffic Network achieved positive EBITDA after payments to Mr. Shulman (including his non-equity incentive compensation). EBITDA of Canada Traffic Network less Mr. Shulman’s cash compensation for the 2009 fiscal year was $(2.8) million. For fiscal 2009, Mr. Shulman reached at least the minimum threshold five times and earned aggregate sales-based bonuses of $83,973.
     For fiscal 2010, our Chief Executive Officer established quarterly sales targets for the Company’s Canadian operations for fiscal 2010 that were approved by the compensation committee. Under this 2010 plan, Mr. Shulman was entitled to quarterly cash bonuses of $15,000, $30,000 or $45,000 based upon on the Company’s Canadian operations achieving 95%, 100% or 105% of the applicable quarterly sales target. Mr. Shulman is not entitled to receive bonus amounts for any quarter in which the Canadian operations fail to achieve at least 95% of the applicable sales target. As discussed under “Elements of 2010 Executive Compensation — Base Salary” above, in conjunction with a reduction in base salary that was effective January 1, 2010, Mr. Shulman was also entitled to receive cash “override” commissions equal to 2% of the increase in net quarterly sales of the Company’s Canadian operations over the net quarterly sales in the prior year’s corresponding quarter. In addition, Mr. Shulman was eligible to receive a 10% sales commission on certain pre-approved customer accounts. Canada’s sales budget for fiscal 2010 was approximately $11.3 million CAD and Mr. Shulman achieved approximately 87% of the annual budget. For fiscal year 2010, Mr. Shulman achieved 95% of applicable his quarterly sales target for two quarters, received no bonus for two quarters and received aggregate non-equity incentive compensation of $74,607. The components of Mr. Shulman’s non-equity incentive were $30,000 for reaching 95% of applicable quarterly sales targets and $44,607 in “override” commissions.
     For each of Messrs. Pezzimenti and Shulman, the sales targets established for a particular fiscal year have been determined using the sales budgets prepared by Company management as a baseline. The compensation committee reviews these budgets with management prior to their adoption and believes that they represent levels that, if achieved, will translate into operating success and increased shareholder value. To provide for meaningful incentives, the compensation committee strives to put in place sales goals that are both challenging yet achievable, and it believes that the Company’s budgets provide a baseline consistent with this approach
     Long Term Incentive Program. We believe that long term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards and, to date, our long-term compensation has consisted of stock options and restricted stock. Our stock compensation plans have been established to provide key employees, including our executive officers, with incentives to help align the employees’ interests with those of our stockholders, enabling our executive officers to participate in the long-term appreciation of our stockholder value, while personally experiencing the impact of any business setbacks, whether Company specific or industry based. Additionally, we include stock options and restricted stock in our compensation program as a means of promoting retention of key executives, which is achieved by subjecting such options and restricted stock grants to service-based vesting schedules. Options and restricted stock vest in annual installments over periods that range from three to five years, with vesting dates generally matching the anniversaries of the grant dates. Our initial grants of long-term equity-based incentive compensation following our initial public offering in March 2006, took the form of stock options. Commencing in fiscal 2008, we began granting shares of restricted stock in part to mitigate the level of dilution resulting from equity based incentives, as the equivalent level of intrinsic value may be realized through granting fewer restricted shares than the amount of shares underlying stock options. Our compensation committee determines the form that an equity-based compensation award will take on an individual basis at the time of grant.

     The initial stock option grant made to an executive officer upon joining us is primarily based on competitive conditions applicable to the named executive officer’s specific position. In addition, our compensation committee considers the number of options owned by other executive officers in comparable positions within our Company, as well as at public companies with comparable market capitalizations. Subsequent grants to executive officers are generally considered and awarded in connection with the annual company-wide compensation review or at other times deemed appropriate. Such subsequent grants serve to maintain a competitive position for our Company relative to new opportunities that may become available to our executive officers.
     Awards to an executive officer are based upon his or her sustained performance over time, ability to impact results that drive our stockholder value, level of responsibility within the Company, potential to take on roles of increasing responsibility in our Company and competitive equity award levels for similar positions and responsibilities in public companies with comparable market capitalizations. As mentioned above, the award of stock-based compensation has remained subjective and qualitative by nature, and equity awards are not granted automatically to our executive officers on an annual basis. With respect to our President and Chief Executive Officer, we have recognized his substantial stock ownership positions in our Company and have determined that options grants are not currently necessary to align his interests with those of our stockholders and to incentivize him to execute on our Company’s long-term objectives.
     During the fiscal year ended June 30, 2008, we granted Mr. Cody 15,000 shares of restricted stock and stock options to purchase up to 50,000 shares of our common stock. The grant to Mr. Cody was made in conjunction with the board meeting roughly corresponding to the anniversary of his employment agreement with our Company and was deemed appropriate in light of his potential to impact our operating and financial results that drive the value of our stock. Mr. Shulman received 15,000 shares of restricted stock, which was made pursuant to his employment arrangement with our Company. Mr. Shulman’s employment arrangement, which was determined at the time he joined our Company, provided for grants of 50,000 share stock options at the commencement of his employment and on the first and second anniversaries thereof. Mr. Shulman agreed to receive the 15,000 share restricted stock grant in lieu of the 50,000 stock options initially contemplated. We granted Mr. Pezzimenti stock options to purchase a total of 110,000 shares of our common stock during fiscal 2008 pursuant to two separate grants. Each of these grants was discretionary in nature and designed to reward Mr. Pezzimenti for the outstanding performance of the Australia Traffic Network in light of the importance of the Company’s Australian operations to the Company’s overall performance, and to incentivize continued performance of Australia Traffic Network.
     We granted no equity stock based awards to our executive officers during fiscal 2009, although Mr. Worobow received 20,000 shares of restricted stock related to his service on our Board of Directors prior to the commencement of his employment with the Company.
     In July 2009, we granted Mr. Shulman 20,000 shares of restricted stock, and granted Messrs. Worobow and Cody options to purchase 20,000 shares and 100,000 shares of our common stock, respectively. As with previous grants, these grants were intended to more closely align our executives’ interests with those of our shareholders and they were deemed appropriate in light of each executive’s potential to impact our company’s operations over the life of the awards. In November 2009, we granted Mr. Pezzimenti 25,000 shares of restricted stock and an option to purchase 25,000 shares of our common stock. Mr. Pezzimenti’s grants were delayed so that we could fully understand the impact of newly enacted Australian legislation that changed the manner in which stock options and restricted stock recipients are taxed and diminished the attractiveness of stock options or restricted stock as a form of long term incentive compensation. As with prior grants to Mr. Pezzimenti, these grants were designed to reward Mr. Pezzimenti for the outstanding performance of the Australia Traffic Network in light of the importance of the Company’s Australian operations to the Company’s overall performance, as well as to acknowledge his increased involvement in our Canadian operations.
     In August 2010, we granted Mr. Cody options to purchase 100,000 shares of our common stock, Mr. Pezzimenti 35,000 shares of restricted stock and Mr. Worobow options to purchase 20,000 shares of our common stock and 20,000 shares of restricted stock. These grants were intended to more closely align our executives’ interests with those of our shareholders and they were deemed appropriate in light of each executive’s potential to impact our company’s operations over the life of the awards. Our compensation committee will continue to analyze the facts and circumstances surrounding these and other executives when making equity based compensation grant determinations.
     We have not established any stock ownership guidelines for our executives but we believe that a meaningful equity stake in our Company by our executive officers fosters alignment between the interests of our executive officers and those of our stockholders.

     Severance and Other Benefits Upon Termination of Employment
     In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our executive officers with severance protections that are consistent with the severance protections offered by public companies with similar market capitalizations. Thus, the current employment agreements with Messrs. Yde, Cody, and Worobow provide for severance benefits in the event of a termination of employment by the Company without cause or by the executive in the event of a material breach by the Company of the executive’s employment agreement. Our compensation committee has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with our Company and as part of their overall compensation package. The severance benefits for these executives consist of continued salary for a period of 18 months for Mr. Yde and continued salary (including contractual increases) through the end of the term of Mr. Cody and Mr. Worobow’s employment agreements.
     We believe these severance benefits are consistent with severance arrangements of public companies with similar market capitalizations and provide these executive officers with financial and personal security during a period of time when they are likely to be unemployed. See “Potential Payments Upon Termination or Change in Control” below for a description of the potential payments that may be made to the named executive officers in connection with their termination of employment or a change in control.
     On July 25, 2009, Mr. Dale C. Arfman, who at that time was our Treasurer and Secretary and a member of its Board of Directors, resigned as an employee and an officer effective June 30, 2009. In conjunction with his resignation, we entered into a letter agreement with Mr. Arfman pursuant to which we agreed to pay Mr. Arfman a one-time $6,000 payment and additional monthly payments of $10,416.67 until June 30, 2010, during which time Mr. Arfman agreed to provide services to the Company in a consulting capacity. The letter agreement, which also provided for a customary release of claims by Mr. Arfman, became effective August 1, 2009.
     Tax Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limit, however, for performance-based compensation meeting certain requirements. Stock option awards and awards of restricted stock generally are performance-based compensation meeting those requirements and, as such, are fully deductible.
Compensation Committee Report
     The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Proxy Form.
The Compensation Committee:
Shane E. Coppola
William M. Mower

  Summary Compensation Table
     The following summary compensation table reflects cash and non-cash compensation for the fiscal years ended June 30, 2010, 2009 and 2008 awarded to or earned by the named executive officers.

	Fiscal						Non- Equity
Name and	Year			Stock		Option	Incentive Plan
Principal	Ended			Awards		Awards	Compensation		All Other
Position	June 30	Salary ($)	Bonus ($)	($)(1)		($)(1)	($)		Compensation ($)		Total ($)
William L. Yde III	2010	$475,000	$—	$—		$—	$237,500	(16)	$12,000	(10)	$724,500
Chairman, President and	2009	$450,000	$112,500	$—		$—	$—		$12,000	(10)	$574,500
Chief Executive Officer	2008	$400,000	$—	$—		$—	$200,000	(14)	$12,000	(10)	$612,000

Scott E. Cody	2010	$330,750	$—	$—		$253,000	$100,000	(17)	$12,000	(10)	$695,750
Chief Financial Officer,	2009	$315,000	$50,000	$—		$—	$—		$12,000	(10)	$377,000
Chief Operating Officer and Treasurer	2008	$300,000	$—	$102,000		$189,500	$100,000	(15)	$12,000	(10)	$703,500

B. William Pezzimenti (3)	2010	$495,111	$—	$103,250		$68,175	$212,436	(4)	$—		$878,972
International Director of Sales and	2009	$390,954	$—	$—		$—	$92,175	(12)	$52,786	(5)	$535,915
Training, President and Director of Australia Traffic Network	2008	$430,520	$—	$—		$430,350	$188,353	(6)	$24,608	(5)	$1,073,831

Ivan N. Shulman	2010	$300,000	$—	$75,200		$—	$74,607	(2)	$12,000	(10)	$461,807
Senior Vice President —	2009	$350,000	$—	$—		$—	$83,973	(11)	$12,000	(10)	$445,973
Sales, President and Director of Canadian Traffic Network	2008	$307,765	$—	$102,000		$—	$175,596	(7)	$12,000	(10)	$597,361

Gary Worobow (8)	2010	$255,208	$—	$—		$50,600	$85,417	(9)	$12,000	(10)	$403,225
Executive Vice President,	2009	$83,333	$20,833	$92,000	(13)	$—	$—		$4,000	(10)	$200,166
Business and Legal Affairs	2008	$—	$—	$184,800	(13)	$—	$—		$—		$184,800

(1)	Amounts shown reflect the fair value dollar amount of grants received during period as calculated in accordance with FASB ASC 718. Such amounts are recognized for financial statement reporting purposes on a pro rated basis over the vesting period. The amounts previously reported for grants received in fiscal 2009 and 2008 reflected the expense for financial statement purposes and have been restated for purposes of this Proxy Statement to reflect the full fair value dollar amount of such grants. Assumptions used in calculating the fair value dollar amount of grants is included in Note 11 to our audited financial statements for the fiscal year ended June 30, 2010.

(2)	For fiscal 2010, our Chief Executive Officer established quarterly sales targets for the Company’s Canadian operations for fiscal 2010 that were approved by the compensation committee. Under this 2010 plan, Mr. Shulman was entitled to quarterly cash bonuses of $15,000, $30,000 or $45,000 based upon on the Company’s Canadian operations achieving 95%, 100% or 105% of the applicable quarterly sales target. Mr. Shulman was not entitled to receive bonus amounts for any quarter in which the Canadian operations fail to achieve at least 95% of the applicable sales target. As discussed under “Elements of 2010 Executive Compensation — Base Salary” above, in conjunction with a reduction in base salary that was effective January 1, 2010, Mr. Shulman was also entitled to receive cash “override” commissions equal to 2% of the increase in net quarterly sales of the Company’s Canadian operations over the net quarterly sales in the prior year’s corresponding quarter. In addition, Mr. Shulman was eligible to receive a 10% sales commission on certain pre-approved customer accounts.

(3)	Mr. Pezzimenti is paid in Australian dollars. For the purposes of this table, his salary, bonus, non-equity incentive plan compensation and all other compensation have been converted to United States dollars utilizing the average monthly exchange rate for the fiscal years ended June 30, 2010, 2009 and June 30, 2008, as applicable.

(4)	Represents non-equity incentive plan compensation in the form of monthly sales-based commissions. Our compensation committee approved three “tiers” of annual Australian revenue targets for fiscal 2010, each of which corresponds with a specified percentage increase in annual revenue from the Australian operations over the fiscal 2009 period. Mr. Pezzimenti was entitled to receive monthly cash bonuses upon the Company’s Australian operations achieving monthly portions of the targeted revenue amounts. Depending on the monthly revenue target tier achieved, Mr. Pezzimenti was entitled to monthly cash bonuses of approximately $7,000, $15,000 or $20,000 (based on the average exchange rate for fiscal 2010). Mr. Pezzimenti was not entitled to receive bonus amounts for any month in which the Company’s Australian operations fail to achieve revenues corresponding to the lowest revenue target tier. However, we agreed to “true-up” bonus payments on a quarterly basis such that Mr. Pezzimenti was entitled to receive the monthly bonus payments for any month within the quarter which he missed the monthly tier but achieved the quarterly tier on a cumulative basis.

(5)	Consists of automobile related costs incurred for the benefit of the employee. At the beginning of fiscal 2009 we transferred ownership to Mr. Pezzimenti of the Company’s owned automobile used by him in lieu of providing him with a company paid automobile. The compensation for fiscal 2009 represents the book value of the automobile at the time of transfer, which we believe approximated the fair value of the automobile.

(6)	Represents non-equity incentive plan compensation in the form of monthly sales bonuses. Our Chief Executive Officer established monthly sales targets for Australia Traffic Network for the fiscal year ended June 30, 2008 and provided monthly incentives of approximately $11,000 or $16,000 based on achieving these sales targets.

(7)	Represents non-equity incentive plan compensation in the form of monthly sales commissions. Mr. Shulman was entitled to receive monthly cash commissions equal to a percentage of Canada Traffic Network’s fiscal 2008 monthly net revenues provided that such net revenues exceed certain thresholds. The applicable commission percentage is 1% if net revenues for the month exceed $400,000 CAD, 2% if net revenues for the month exceed $500,000 CAD, 3% if net revenues for the month exceed $600,000 CAD, 4% if net revenues for the month exceed $700,000 CAD or 4.5% if net revenues exceed $800,000 CAD. The thresholds are all measured in Canadian dollars, which is the functional currency of Canadian Traffic Network and the commissions earned are then converted into U.S. dollars for payment to Mr. Shulman.

(8)	Mr. Worobow served on our Board of Directors from December 8, 2006 until March 1, 2009. Effective March 1, 2009, Mr. Worobow resigned as a director and commenced employment with the Company as its Executive Vice President, Business and Legal Affairs. Compensation for periods prior to March 1, 2009 pertains to his service on our Board of Directors.

(9)	Represents a bonus equal to one third of Mr. Worobow’s fiscal 2010 base salary paid upon the Company exceeding a fiscal 2010 EBITDA goal of $5.1 million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense. Actual 2010 EBITDA was approximately $9.1 million.

(10)	Consists of an additional $1,000 per month paid to executive in lieu of the Company providing medical insurance.

(11)	Represents non-equity incentive plan compensation in the form of monthly sales commissions. Mr. Shulman was entitled to receive monthly cash commissions equal to a percentage of Canada Traffic Network’s fiscal 2009 monthly net revenues provided that such net revenues exceed certain thresholds. The applicable commission percentage was 1% if net revenues for the month exceeded $700,000 CAD, 2% if net revenues for the month exceeded $800,000 CAD, 3% if net revenues for the month exceeded $900,000 CAD, or 4% if net revenues for the month exceeded $1,000,000 CAD. The thresholds were all measured in Canadian dollars, which is the functional currency of Canadian Traffic Network and the commissions earned were then converted into U.S. dollars for payment to Mr. Shulman.

(12)	Represents non-equity incentive plan compensation in the form of monthly sales bonuses. Mr. Pezzimenti received monthly sales-based bonuses of approximately $9,000 or $13,000 (based on the average exchange rate for fiscal 2009) in fiscal year 2009 for achieving sales targets set by our Chief Executive Officer. The targets for 2009 approximated 100% and 104% of Australia Traffic Network’s fiscal 2009 monthly sales budgets.

(13)	Reflects the fair value dollar amount of grants of restricted stock in accordance to FASB ASC 718 associated with Mr. Worobow’s service as a director of the Company.

(14)	Represents a bonus equal to 50% of Mr. Yde’s base salary paid upon the Company exceeding a fiscal 2008 EBITDA goal of $5.1 million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense. Actual 2008 EBITDA was approximately $5.3 million.

(15)	Represents a bonus of $100,000 paid upon the Company exceeding a fiscal 2008 EBITDA goal of $5.1 million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense. Actual 2008 EBITDA was approximately $5.3 million.

(16)	Represents a bonus equal to 50% of Mr. Yde’s base salary paid upon the Company exceeding a fiscal 2010 EBITDA goal of $5.1 million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense. Actual 2010 EBITDA was approximately $9.1 million.

(17)	Represents a bonus of $100,000 paid based upon the Company exceeding a fiscal 2010 EBITDA goal of $5.1 million. For purposes of the bonus calculation, EBITDA is defined as operating income plus depreciation and amortization, excluding the impact of other income and expense. Actual 2008 EBITDA was approximately $9.1 million.
Compensation of Named Executive Officers
     The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers in fiscal years 2010, 2009 and 2008. The primary elements of the named executive officers’ total compensation reported in the table are base salary, cash bonus, long-term equity incentive consisting of stock options and/or restricted stock and non-equity incentive plan compensation in the form of sales-based commissions. Our named executive officers also earned or were paid the other benefits listed in column entitled “All Other Compensation” of the Summary Compensation Table, as further described in the footnotes to the table.
     The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each named executive officer’s employment agreement, base salary and bonus is provided immediately following this paragraph. The Grants of Plan-Based Awards in Fiscal 2010 table, and the description of the material terms of the stock options and restricted stock granted in fiscal 2010 that follows it, provide information regarding the long-term equity incentives awarded to named executive officers in fiscal 2010. The Outstanding Equity Awards at Fiscal 2010 Year-End table provides further information on the named executive officers’ potential realizable value with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our named executive officers under certain circumstances.
Description of Employment Agreements, Salary, and Bonus Amounts
     Employment Agreement with William L. Yde III
     Salary and Bonus. On November 18, 2005, we entered into an employment agreement with William L. Yde III, our Chief Executive Officer and President, that has a term of five years and became effective on March 29, 2006, the closing date of our initial public offering. Pursuant to this agreement, as amended to date, Mr. Yde currently receives a base salary of $525,000 per year and is entitled to $50,000 increases in his base salary on July 1 of each year provided that the Company achieves certain profit levels to be determined by the Board for the preceding fiscal year. Mr. Yde is also entitled to receive an annual performance-based bonus of up to 50% of his annual base salary for each fiscal year during the agreement’s term. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by our compensation committee for the applicable fiscal year and is contingent upon Mr. Yde remaining an active employee of the Company through the end of the applicable fiscal year. Mr. Yde’s employment agreement provides that unless and until the Company elects to provide its United States based employees with medical insurance, the Company will pay Mr. Yde $1,000 per month in lieu providing him with medical insurance. The agreement requires Mr. Yde to devote substantially all of his working time to our Company. Also pursuant to the agreement, our Board of Directors, in its sole discretion, may grant Mr. Yde up to 500,000 shares of our common stock (as adjusted for stock splits, stock combinations, reorganizations or similar events) if our stock has traded at an average closing sales price of $30.00 per share for 20 consecutive trading days during the term of the agreement, as reported on the NASDAQ Global Market (or such other market or exchange if our common stock is then quoted or listed on a market or exchange other than the NASDAQ Global Market).

     Confidentiality, Non-competition and Non-solicitation. The agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Yde from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without our prior express written consent:
•	Providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.
     Employment Agreement with Scott E. Cody
     Salary and Bonus. On February 14, 2006, we entered into an employment agreement with Scott E. Cody, our Chief Operating Officer and Chief Financial Officer. As amended to date, the agreement has a term that expires on June 30, 2011. Pursuant to the amended agreement, Mr. Cody is currently entitled to receive a base salary of $347,288 per year and will be subject to 5% increases on July 1 of each year during the term of the agreement. Mr. Cody is also entitled to receive an annual performance-based bonus of up to $100,000 for each fiscal year during the agreement’s term. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by the compensation committee for the applicable fiscal year and is contingent upon Mr. Cody remaining an active employee of the Company through the end of the applicable fiscal year. Mr. Cody’s employment agreement provides that unless and until the Company elects to provide its United States based employees with medical insurance, the Company will pay Mr. Cody $1,000 per month in lieu providing him with medical insurance. The employment agreement, as amended, requires Mr. Cody to devote substantially all of his working time to our Company.
     Equity-based Incentives. In connection with entering into the employment agreement, our Board of Directors approved a grant to Mr. Cody of an option to purchase 100,000 shares of our common stock. This option, which was granted on March 23, 2006 (the effective date of our initial public offering), has an exercise price equal to $5.00 (the initial public offering price) and vested over three years with 33,334 shares vesting on March 23, 2007 and 33,333 shares vesting on each of March 23, 2008 and March 23, 2009. In addition, on March 29, 2007, upon approval by the compensation committee of the Board of Directors, we granted Mr. Cody stock options to purchase an additional 100,000 shares of our common stock at an exercise price equal to $5.25 per share. The option vested over three years with 33,333 shares vesting on each of March 29, 2008 and 2009, and 33,334 shares vesting on March 29, 2010. On March 12, 2008, upon approval of the compensation committee of the Board of Directors, we granted Mr. Cody 15,000 restricted shares of our common stock and stock options to purchase an additional 50,000 shares of our common stock at an exercise price equal to $6.80 per share. The option vests over three years with 16,666 shares vesting on March 12, 2009, and 16,667 shares vesting on each of March 12, 2010 and 2011. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three equal annual installments of 5,000 shares each on March 12, 2009, 2010 and 2011. On July 9, 2009, upon approval by the compensation committee of the Board of Directors, we granted Mr. Cody stock options to purchase an additional 100,000 shares of our common stock at an exercise price equal to $3.76 per share. The option vests over three years with 33,333 shares vesting on each of July 9, 2010 and 2011 and 33,334 shares vesting on July 9, 2012. On August 12, 2010, upon approval by the compensation committee of the Board of Directors, we granted Mr. Cody stock options to purchase an additional 100,000 shares of our common stock at an exercise price equal to $5.51 per share. The option vests over three years with 33,333 shares vesting on each of August 12, 2011 and 2010 and 33,334 shares vesting on August 12, 2013.
     Confidentiality, Non-competition and Non-solicitation. The employment agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Cody from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the employment agreement, without our prior express written consent:
•	providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.
Employment Arrangement with Ivan N. Shulman
     Salary and Bonus. On May 3, 2006, we entered into an unwritten employment arrangement with Ivan N. Shulman that became effective on May 8, 2006, pursuant to which Mr. Shulman serves as Senior Vice President — Sales. Under his employment arrangement, we agreed to pay Mr. Shulman an initial annualized base salary of $250,000 during his first year of employment, with a $50,000 increase in base salary in each of the following two years. Effective January 1, 2010, Mr. Shulman’s base salary was reduced to $250,000 in conjunction with providing the potential for an increased amount of sales based incentive compensation. Mr. Shulman’s employment arrangement provides that unless and until the Company elects to provide its United States based employees with medical insurance, the Company will pay Mr. Shulman $1,000 per month in lieu providing him with medical insurance. Mr. Shulman is also eligible to receive bonus compensation from time to time as determined by our Board of Directors.
     Equity-based Incentives. Pursuant to Mr. Shulman’s employment arrangement, we granted Mr. Shulman an option to purchase 50,000 shares of our common stock at an exercise price of $6.28 per share on May 8, 2006, the date on which he commenced his employment with us. We also agreed to grant Mr. Shulman similar options to purchase an additional 50,000 shares of our common stock on each of May 8, 2007 and May 8, 2008, provided that he remained an employee of ours on such dates (the May 8, 2007 option was granted at an exercise price of $7.05 per share). On March 12, 2008, in lieu of the 50,000 options to be granted on May 8, 2008, Mr. Shulman elected to receive a 15,000 share restricted stock grant. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three equal annual installments of 5,000 shares each on March 12, 2009, 2010 and 2011. In addition, Mr. Shulman was granted an additional option to purchase 50,000 shares of our common stock on December 8, 2006 at an exercise price of $4.66 per share. The exercise price of all of these options are equal to the fair market value of our common stock on the date of grant and vest or will vest in three annual installments commencing on the one-year anniversary of the date of grant. On July 9, 2009, upon approval of the compensation committee of the Board of Directors, we granted Mr. Shulman 20,000 shares of restricted stock. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three annual installments of 6,667 shares each on July 9, 2010 and 2010 and 6,666 shares on July 9, 2011.
     Confidentiality, Non-competition and Non-solicitation. Although Mr. Shulman’s employment is not governed by a written employment agreement and has no definite term, he is subject to an agreement which provides for confidentiality, non-competition and non-solicitation covenants that will remain in effect during the period in which he is employed by us and continuing for one year following the termination of such employment.
Employment Arrangement with B. William Pezzimenti
     Salary and Bonus. B. William Pezzimenti is employed by Australia Traffic Network pursuant to an unwritten arrangement that has no definite term. His base salary, cash bonus and/or cash-based incentive compensation plan is determined for each fiscal year by our Chief Executive Officer in consultation with our compensation committee.
     Equity-based Incentives. Mr. Pezzimenti’s equity-based compensation grants are made by our compensation committee, generally at the suggestion of our Chief Executive Officer, from time to time as deemed appropriate. At the time of our initial public offering, our Board of Directors approved a grant to Mr. Pezzimenti of an option to purchase 50,000 shares of our common stock. This option, which was granted on March 23, 2006 (the effective date of our initial public offering), has an exercise price equal to $5.00 (the initial public offering price) and vested in annual installments over three years. In addition, on October 24, 2007 and March 12, 2008, upon approval by the compensation committee, we granted Mr. Pezzimenti stock options to purchase 10,000 and 100,000 shares of our common stock at exercises price equal to $6.68 per share and $6.80 per share, respectively. The October 24, 2007 options vests in annual installments over three years. The March 12, 2008 options vest in annual installments over five years. On November 9, 2009, upon approval of the compensation committee, we granted Mr. Pezzimenti 25,000 restricted shares of our common stock and stock options to purchase an additional 25,000 shares of our common stock at an exercise price equal to $4.13 per share. The option vests over three years with 8,334 shares vesting on November 9, 2010, and 8,333 shares vesting on each of November 9, 2010 and 2011. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three annual installments of 8,334 shares on November 9, 2010 and 8,333 shares each on November 9, 2011 and 2012. The exercise prices of all of these options are equal to the fair market value of our common stock on the date of grant.

     Confidentiality, Non-competition and Non-solicitation. We have entered into an agreement with Mr. Pezzimenti which provides for confidentiality, non-competition and non-solicitation covenants that will remain in effect for a period of one year following termination of Mr. Pezzimenti’s employment.
Employment Agreement with Gary L. Worobow
     Salary and Bonus. On March 11, 2009, we entered into an employment agreement with Gary L. Worobow, our Executive Vice President, Business and Legal Affairs, that runs through June 30, 2012. Pursuant to the agreement, Mr. Worobow is entitled to receive an annualized base salary of $250,000 through January 2010, which will be subject to 5% annual increases commencing February 1, 2010. In addition, Mr. Worobow received a one-time bonus equal to one month’s salary upon commencing employment. Mr. Worobow is also entitled to receive an annual performance-based bonus of up to one-third of his base salary for each of fiscal 2010, 2011 and 2012. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by the compensation committee for the applicable fiscal year and is contingent upon Mr. Worobow remaining an active employee of the Company through the end of the applicable fiscal year. In addition to reimbursing Mr. Worobow for reasonable expenses incurred in performing his duties, including maintaining bar association membership and satisfying continuing legal education requirements, the employment agreement provides that unless and until the Company elects to provide its United States based employees with medical insurance, we will pay Mr. Worobow $1,000 per month in lieu providing him with medical insurance. The employment agreement requires Mr. Worobow to devote substantially all of his working time to our Company.
     Equity Based Incentives. On July 9, 2009, upon approval by the compensation committee of the Board of Directors, we granted Mr. Worobow stock options to purchase an additional 20,000 shares of our common stock at an exercise price equal to $3.76 per share. The option vests over three years with 6,667 shares vesting on each of July 9, 2010 and 2011 and 6,666 shares vesting on July 9, 2012. On August 12, 2010, upon approval by the compensation committee of the Board of Directors, we granted Mr. Worobow stock options to purchase an additional 20,000 shares of our common stock at an exercise price equal to $5.51 per share and 20,000 shares of restricted stock. The option and restricted shares both vest over three years with 6,667 shares of each vesting on each of August 12, 2011 and 2010 and 6,666 shares of each vesting on August 12, 2013.
     In addition, Mr. Worobow has received the following equity based incentives in regard to his previous service on our Board of Directors. On December 8, 2006, we granted Mr. Worobow stock options to purchase 50,000 shares of our common stock at an exercise price of $4.66 per share. These options vested over three years with 16,667 shares vesting on each of December 6, 2007 and 2008 and 16,666 shares vesting on December 6, 2009. On April 9, 2008 we granted Mr. Worobow 20,000 shares of restricted stock. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three installments of 6,667 shares each on February 20, 2009 and 2010 and 6,666 shares on February 20, 2012. On February 26, 2009, we granted Mr. Worobow 20,000 shares of restricted stock. The restricted stock grant is subject to transfer and forfeiture restrictions that lapse in three annual installments of 6,667 shares each on February 26, 2010 and 2011 and 6,666 shares on February 26, 2012.
     Confidentiality, Non-competition and Non-solicitation. The agreement contains standard provisions regarding protection of our confidential information (as defined in the employment agreement) and prohibits Mr. Worobow from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without our prior express written consent:
•	Providing services to any of our competitors anywhere outside of the United States similar to those provided to us during his employment;

•	soliciting or attempting to induce any of our customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or

•	soliciting or attempting to induce any of our employees to leave our employ, or to work for, render services or provide advice to or supply our confidential business information or trade secrets to any third person or entity.

Grants of Plan-Based Awards in Fiscal 2010
     The following table sets forth information with respect to stock options and restricted stock granted to the named executive officers during the fiscal year ended June 30, 2010. All stock options and restricted stock identified in the following table were granted under the 2005 Plan, the material terms of which are described below.

			Option Awards:
		Stock Awards:	Number of	Exercise or
		Number of	Securities	Base	Grant Date
		Shares of	Underlying	Price of	Fair Value of
		Stock	Options	Option	Stock and Option
Name	Grant Date	(#)	(#)	Awards ($/Share)	Awards (1)
William L. Yde III	—	—	—	—	—
Scott E. Cody	July 9, 2009	—	100,000	$3.76	$253,000
Gary L. Worobow	July 9, 2009	—	20,000	$3.76	$50,600
Ivan N. Shulman	July 9, 2009	20,000	—	—	$75,200
B. William Pezzimenti	November 5, 2009	25,000	25,000	$4.13	$171,425

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FASB ASC 718 that will be expensed over the vesting period. Assumptions used in calculating this amount are included in Note 11 to our audited financial statements for the fiscal year ended June 30, 2010.
Global Traffic Network, Inc. 2005 Stock Incentive Plan
     We maintain the 2005 Plan that, as amended and restated to date, authorizes the granting of stock based awards to purchase up to 1,800,000 shares of our common stock, of which a total of 1,396,730 shares were subject to outstanding option and restricted stock grants at June 30, 2010. Under the 2005 Plan, our Board of Directors or a committee of two or more non-employee directors designated by our board administers the 2005 Plan. As such, the board or compensation committee, as applicable, has the power to grant awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to our employees, directors and consultants. The types of awards that may be granted under the 2005 Plan include incentive and non-qualified stock options, restricted and unrestricted stock, stock appreciation rights, performance shares and other stock-based awards. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Board of Directors or committee thereof in its sole discretion.
     In the event of a sale or merger of the company, the Board of Directors or applicable committee may take any action with respect to outstanding awards that it deems equitable, including providing for the assumption or substitution of outstanding awards, or the acceleration or termination of unvested awards. The Board of Directors may amend or discontinue the 2005 Plan at any time, except as would impair the rights with respect to any awards outstanding under the 2005 Plan.

Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table includes certain information as of June 30, 2010 with respect to the value of all unexercised stock options and restricted shares previously awarded to the named executive officers. All stock options and restricted stock identified in the following table were granted under the 2005 Plan.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying						Market Value
	Unexercised	Unexercised				Number of Shares		of Shares
	Options	Options		Option	Option	of Stock that have		of Stock that
	(#)	(#)		Exercise	Expiration	not Vested		have not Vested
Name	Exercisable	Not exercisable		Price ($)	Date	(#)		($)(14)
William L. Yde III	—	—		—	—	—		—
Scott E. Cody	100,000	—		$5.00	March 23, 2016	—		—
Scott E. Cody	100,000	—		$5.25	March 29, 2017	—		—
Scott E. Cody	33,333	16,667	(1)	$6.80	March 12, 2018	—		—
Scott E. Cody	—	100,000	(2)	$3.76	July 9, 2019	—		—
Scott E. Cody	—	—		—	—	5,000	(3)	$26,900

B. William Pezzimenti	50,000	0		$5.00	March 23, 2016	—		—
B. William Pezzimenti	6,667	3,333	(4)	$6.68	October 24, 2017	—		—
B. William Pezzimenti	40,000	60,000	(5)	$6.80	March 12, 2018	—		—
B. William Pezzimenti	—	25,000	(6)	$4.13	November 5, 2019	—		—
B. William Pezzimenti	—	—		—	—	25,000	(7)	$134,500

Ivan N. Shulman	50,000	—		$6.28	May 8, 2016	—		—
Ivan N. Shulman	33,400	—		$4.66	December 8, 2016	—		—
Ivan N. Shulman	50,000	—		$7.05	May 8, 2017	—		—
Ivan N. Shulman	—	—		—	—	5,000	(8)	$26,900
Ivan N. Shulman	—	—		—	—	20,000	(9)	$107,600

Gary L. Worobow	50,000	—		$4.66	March 11, 2019	—		—
Gary L. Worobow	—	—		—	—	6,666	(10)(11)	$35,863
Gary L. Worobow	—	—		—	—	13,333	(12)(11)	$71,732
Gary L. Worobow	—	20,000	(13)	$3.76	July 9, 2019	—		—

(1)	Vests with respect to 16,667 shares on March 12, 2011.

(2)	Vests with respect to 33,333 shares on each of July 9, 2010 and July 9, 2011 and 33,334 shares on July 9, 2012.

(3)	Vests with respect to 5,000 shares on March 12, 2011.

(4)	Vests with respect to 3,333 shares on October 24, 2010.

(5)	Vests with respect to 20,000 shares on each on March 12, 2011, March 12, 2012 and March 12, 2013.

(6)	Vests with respect to 8,334 shares on November 5, 2010 and 8,333 shares on each of November 5, 2011 and November 5, 2012.

(7)	Vests with respect to 8,334 shares on November 5, 2010 and 8,333 shares on each of November 5, 2011 and November 5, 2012.

(8)	Vests with respect to 5,000 shares on March 12, 2011.

(9)	Vests with respect to 6,667 shares on each of July 9, 2010 and July 9, 2011 and 6,666 shares on July 9, 2012.

(10)	Vests with respect to 6,666 shares on February 20, 2011.

(11)	Granted in connection with service as non-employee director prior to commencement of employment with the Company.

(12)	Vests with respect to 6,667 shares on February 26, 2011 and 6,666 shares on February 26, 2012.

(13)	Vests with respect to 6,667 shares on July 9, 2010 and 6,666 shares on each of July 9, 2011 and July 9, 2012.

(14)	Market value is based on $5.38 per share, which was the closing price on June 30, 2010, the last day of our fiscal year.
Option Exercises and Stock Vested
     The following table sets forth information concerning each exercise of stock options and each vesting of stock, including Performance Shares, during the fiscal year ended June 30, 2010 for each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
William L. Yde III	—	$—	—	$—
Scott E Cody	—	$—	5,000	$26,800
Gary L. Worobow	—	$—	13,334	$70,537
Ivan N. Shulman	—	$—	5,000	$26,800
B. William Pezzimenti	—	$—	—	$—
Potential Payments Upon Termination or Change-in-Control
     In the event we terminate Mr. Yde’s employment for “cause,” Mr. Yde will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Yde’s employment without “cause” or if Mr. Yde terminates his employment as a result of our material breach of the agreement, Mr. Yde will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for 18 months following the effective date of termination. The term “cause” under Mr. Yde’s employment agreement includes the following events: (i) Mr. Yde’s conviction of a felony; (ii) Mr. Yde’s material breach of the employment agreement; (iii) Mr. Yde’s material violation of a company policy that has a materially adverse effect on our company; (iv) Mr. Yde’s failure to perform his duties as our company’s President and Chief Executive Officer as required by the employment agreement, which failure has not been cured following ten days after written notice is given; or (v) Mr. Yde’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Yde’s employment had been terminated without “cause” as of June 30, 2010 (our most recent fiscal year end), we would have been required to make $712,500 of aggregate severance payments to Mr. Yde, which would have been payable in installments over 18 months in accordance with our normal payroll business practices but subject to compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Based on the increase in Mr. Yde’s base salary pursuant the terms of his employment agreement effective July 1, 2010, we would be required to make $787,500 of aggregate severance payments to Mr. Yde, which would have been payable in installments over 18 months in accordance with our normal payroll business practices, again subject to compliance with the requirements of Section 409A.
     In the event we terminate Mr. Cody’s employment for “cause,” Mr. Cody will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Cody’s employment without “cause” or if Mr. Cody terminates his employment as a result of our material breach of the employment agreement or our requiring him to report directly to anyone other than our Chief Executive Officer, President or our Board of Directors, Mr. Cody will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for the remaining term of the employment agreement. If we determine not to renew Mr. Cody’s employment agreement, we are required to provide Mr. Cody with notice of such determination six months prior to the expiration of the agreement or to continue to pay Mr. Cody his then current annualized salary for a period of six months following such expiration. The term “cause” under Mr. Cody’s employment agreement includes the following events: (i) Mr. Cody’s conviction of a felony; (ii) Mr. Cody’s material breach of the employment agreement; (iii) Mr. Cody’s material violation of a company policy that has a materially adverse effect on our company; (iv) Mr. Cody’s failure to perform his duties as our company’s Chief Financial Officer and Chief Operating Officer as required by the employment agreement, which failure has not been cured following ten days after written notice is given; or (v) Mr. Cody’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Cody’s employment had been terminated without “cause” as of June 30, 2010 (our most recent fiscal year end), we would have been required to make $347,288 of aggregate severance payments to Mr. Cody, which would have been payable in installments through June 30, 2011 in accordance with our normal payroll business practices but subject to compliance with the requirements of Section 409A.
     In the event we terminate Mr. Worobow’s employment for “cause,” Mr. Worobow will only be entitled to compensation and benefits accrued through the effective date of termination. In the event that we terminate Mr. Worobow’s employment without “cause” or if Mr. Worobow terminates his employment as a result of our material breach of the employment agreement or our requiring him to report directly to anyone other than our Chief Executive Officer, President or our Board of Directors, Mr. Worobow will also be entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for the remaining term of the employment agreement. If we determine not to renew Mr. Worobow’s employment agreement, we are required to provide Mr. Worobow with notice of such determination four months prior to the expiration of the agreement or to continue to pay Mr. Worobow his then current annualized salary for a period of four months following such expiration. The term “cause” under Mr. Worobow’s employment agreement includes the following events: (i) Mr. Worobow’s conviction of a felony; (ii) Mr. Worobow’s material breach of his employment agreement which breach has not been cured following fifteen (15) days after written notice is given; or (iii) Mr. Worobow’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance. If Mr. Worobow’s employment had been terminated without “cause” as of June 30, 2010 (our most recent fiscal year end), we would have been required to make $549,336 of aggregate severance payments to Mr. Worobow, which would have been payable in installments through June 30, 2012 in accordance with our normal payroll business practices but subject to compliance with the requirements of Section 409A.
Director Compensation — Fiscal 2010

	Fees
	Earned or	Stock	Option	All Other
	Paid in	Awards	Awards	All Other
Name	Cash ($)	($)(1)	($)(1)	($)	Total ($)
Gary O. Benson(2)	$—	$114,400	$—	—	$114,400
Shane E. Coppola(2)	$—	$114,400	$—	—	$114,400
William M. Mower (2)	$—	$114,400	$—	—	$114,400
Stuart R. Romenesko(2)	$—	$114,400	$—	—	$114,400
Dale C. Arfman(2)	$—	$114,400	$—	—	$114,400

(1)	Amounts shown reflect the fair value dollar amount of grants received during period as calculated in accordance with FASB ASC 718. Such amounts are recognized for financial statement reporting purposes on a pro rated basis over the vesting period. Assumptions used in calculating this amount are included in Note 11 to our audited financial statements for the fiscal year ended June 30, 2010.

(2)	Based on $5.72 per share, which was the closing price on March 3, 2010, the date of the grant. Vests with respect to 6,667 shares each on March 3, 2011 and March 3, 2012 and 6,666 shares on March 3, 2013.
          We do not currently pay cash fees and/or retainers to directors in connection with attendance at, or participation in, board and/or committee meetings. Instead, we make annual grants of restricted stock to each of our non-employee directors in amounts determined from time to time by our compensation committee. For director terms commencing at the March 3, 2010 stockholders’ meeting, each non-employee director was granted 20,000 shares of restricted stock. The transfer and forfeiture restrictions are scheduled to lapse with respect to 6,667 of such shares on each of March 3, 2011 and March 3, 2012, and with respect to 6,666 of such shares on March 3, 2013. Director compensation will be subject to review and adjustment from time to time at the discretion of our Board of Directors.
Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended June 30, 2010, the compensation committee of our Board of Directors was comprised of Messrs. Coppola and Mower. There are no relationships among these individuals, the members of the Board of Directors or executive officers of ours that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Limitation of Liability and Indemnification of Officers and Directors; Commission Position on Indemnification for Securities Act Liabilities
     Under our certificate of incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by law, each person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the certificate of incorporation, we are required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by our Board of Directors.
     In addition, as permitted by Nevada law, our certificate of incorporation provides that no director will be liable to us or to our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of its stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:
•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Nevada law; or

•	any transaction from which the director derived an improper personal benefit.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AMENDMENTS TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN
(Proposal Two)
     On September 30, 2005, the Company adopted the Global Traffic Network, Inc. 2005 Stock Incentive Plan (as amended, the “2005 Plan”), which is approved to grant up to an aggregate of 1,800,000 shares of common stock. The purpose of the 2005 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees (including officers), consultants and directors of the Company.
     The Company’s Board of Directors has adopted a proposed amendment to the 2005 Plan that would increase the number of shares reserved for issuance thereunder by 600,000 shares.
     Below is a summary of the 2005 Plan (as if amended) and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2005 Plan to recipients and to the Company. This summary is qualified entirely by reference to the complete text of the 2005 Plan (as if amended), a copy of which is attached as Appendix A to this Proxy Statement.
Description of the 2005 Plan
General
     The purpose of the 2005 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The compensation committee of the Company’s Board of Directors administers the 2005 Plan. The compensation committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms, each of which is discussed below: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares.
     Currently, the maximum number of shares of common stock which may currently be issued under the 2005 Plan is 1,800,000 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. This number represents approximately 10% of the outstanding shares of the Company’s common stock on the Record Date. The maximum number of shares of common stock that may be issued under the 2005 Plan if the proposed amendment is approved is 2,400,000 shares, which would represent approximately 13% of the outstanding shares of the Company’s common stock on the Record Date.
     Stockholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current stockholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. If the proposed amendment to the 2005 Plan is adopted by the Company’s stockholders, the overhang for the 2005 Plan, which is the Company’s only equity compensation plan, would be approximately 9%, based on the total shares outstanding as of the Record Date and incentives granted and available for grant under equity compensation plans as of the Record Date but giving effect to the proposed amendment.
Eligible Participants
     Employees (including officers) of the Company and its subsidiaries, members of the Board of Directors and consultants or other independent contractors who provide services to the Company or its subsidiaries are eligible to receive Incentives under the 2005 Plan, as described below, when designated by the compensation committee.
Description of Incentives
     Stock Options
     The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2005 Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option.
     Stock Appreciation Rights
     A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the compensation committee at the time of grant. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.
     Stock Awards
     Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.
Restricted Stock and Restricted Stock Units
     Restricted stock consists of the sale or transfer by the Company to an eligible participants of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time not less than three years as determined by the compensation committee. The price at which restricted stock will be sold, if any, will be determined by the compensation committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2005 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares. Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the compensation committee.
     Performance Shares
     Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive shares of common stock. Performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria are determined by the compensation committee.
     Transferability of Incentives
     Incentives granted under the 2005 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2005 Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, stock options may be transferred by the holder thereof to all “family members” of the holder to which transfers are permitted to be made pursuant to a Form S-8 registration statement under the Securities Act of 1933, as amended. This includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, as well as any person sharing the holder’s household (other than a tenant or employee), a trust in which the holder or these persons have more than fifty percent of the beneficial interest, a foundation in which the holder or these persons control the management of assets, and any other entity in which the holder or these persons own more than fifty percent of the voting interests. However, transfers of stock options to these “family members” for value is not permitted unless such transfers are made either under a domestic relations order in settlement of marital property rights or to an entity in which more than fifty percent of the voting interests are owned by the holder or family members in exchange for an interest in that entity.
     Amendment of the 2005 Plan
     The Board of Directors may amend or discontinue the 2005 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2005 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2005 Plan, change the class of persons eligible to receive Incentives under the 2005 Plan, or materially increase the benefits accruing to participants under the 2005 Plan.
     Prohibition of Repricing of Incentives
     Except in connection with a corporate transaction involving the Company, the terms of outstanding Incentives may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
     Effect of Sale, Merger, Exchange or Liquidation
     Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee (collectively a “transaction”), the compensation committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:
(1)	terminating the 2005 Plan and all Incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any Incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the compensation committee;

(2)	providing that participants holding outstanding vested common stock-based Incentives shall receive, with respect to each share of common stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the compensation committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

(3)	providing that the 2005 Plan (or a replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

(4)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.
     In addition, the compensation committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.
     Federal Income Tax Consequences
     The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status.
     An employee who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.
     An employee who receives a stock award under the 2005 Plan consisting of shares of common stock, or an employee who receives shares of common stock distributed pursuant to a restricted stock unit award, will realize ordinary income in the year that the shares are received in an amount equal to the fair market value of such shares, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.
     When a non-qualified stock option granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.
     Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.
     The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.
     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.
     When a stock appreciation right granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.
     The 2005 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

Securities Authorized for Issuance under Equity Compensation Plans
     The following table sets forth certain information as of June 30, 2010 with respect to the 2005 Plan.

Number of
Securities
Remaining
	Number of		Available
	Securities to be	Weighted	for Future
	Issued Upon	Average	Issuance
	Exercise of	Exercise Price	Under Equity
	Outstanding	of Outstanding	Compensation
Plan category	Options	Options	Plans

Equity compensation plans approved by security holders:
Amended and Restated 2005 Stock Incentive Plan	1,148,401	$5.14	271,665

Total:	1,148,401	$5.14	271,665

Equity compensation plans not approved by stockholders:
None	—	—	—

Total	—	—	—

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Three)
     The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. The Company’s independent accountants play an important part in the Company’s system of financial control. In accordance with the duties set forth in its written charter, the audit committee of the Company’s Board of Directors has appointed BDO Audit (NSW-VIC) Pty Ltd as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. BDO Audit (NSW-VIC) Pty Ltd is based in Australia, where the Company currently generates a majority of the revenue from its operations. Therefore, the Company does not expect that a representative of BDO Audit (NSW-VIC) Pty Ltd will be present at the Annual Meeting to make statements or to respond to questions from stockholders.
     If the stockholders do not ratify the appointment of BDO Audit (NSW-VIC) Pty Ltd, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of BDO Audit (NSW-VIC) Pty Ltd by the stockholders, the audit committee, in its discretion, may direct the appointment of new independent accountants at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.
Fees billed to Company by Its Independent Registered Public Accounting Firm
     The following table presents fees for professional audit services and audit services related to compliance of Sarbanes Oxley Section 404, tax services and other services rendered by BDO Audit (NSW-VIC) Pty Ltd and its member firms used in connection with its audit of the financial statements and internal control of the Company during the fiscal years ended June 30, 2010 and 2009. These fees are generally invoiced in Australian dollars and have been translated into United States dollars utilizing the exchange rates in effect when the fees were incurred.

	Fiscal Year	Fiscal Year
	Ended June 30,	Ended June 30,
	2010	2009
Audit Fees (1)	$433,623	$320,790
Audit-Related Fees (2)	6,846	11,854
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$440,649	$332,644

(1)	Audit Fees consist of fees for professional services rendered for the integrated audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above. Included in the fees is $11,854 for the fiscal year ended June 30, 2009 that were treated as acquisition costs.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

     The audit committee of the Board of Directors has reviewed the services provided by BDO Audit (NSW-VIC) Pty Ltd and its member firms used in connection with its audit of the financial statements and internal control of the Company during the fiscal year ended June 30, 2010 and the fees billed for such services. After consideration, the audit committee has determined that the receipt of these fees by BDO Audit (NSW-VIC) Pty Ltd and its member firms is compatible with the provision of independent audit services. The audit committee discussed these services and fees with BDO Audit (NSW-VIC) Pty Ltd) and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board.
Pre-Approval Policy
     The written charter of the audit committee provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered certified public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated members of the audit committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. All services performed by our independent registered public accounting firm during the fiscal years ended June 30, 2010, 2009 and 2008 were pre-approved in accordance with the written charter.
     Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered certified public accounting firm in the following fiscal year will be presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the audit committee. The Chairman must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
Changes in Registrant’s Certifying Accountant
     On January 15, 2009, BDO Kendalls (NSW), the firm initially appointed as the independent registered public accounting firm for the fiscal year ending June 30, 2009, resigned. Concurrently with such resignation, the Company’s audit committee appointed BDO Kendalls Audit and Assurance (NSW – VIC) Pty Limited as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. The resignation of BDO Kendalls (NSW) and the concurrent engagement of BDO Kendalls Audit and Assurance (NSW – VIC) Pty Limited resulted from the reorganization of BDO Kendalls (NSW) pursuant to which the audit services previously provided by it are now performed by BDO Kendalls Audit and Assurance (NSW – VIC) Pty Limited, subsequently renamed BDO Audit (NSW-VIC) Pty Ltd. Each of BDO Audit (NSW-VIC) Pty Ltd, BDO Kendalls (NSW) and BDO Kendalls Audit and Assurance (NSW – VIC) Pty Limited are Member Firms of BDO International.
     The reports of BDO Kendalls (NSW) on the Company’s balance sheets as of June 30, 2008 and June 30, 2007, respectively, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through January 15, 2009, there were no disagreements with BDO Kendalls (NSW) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Kendalls (NSW), would have caused it to make reference to the subject matter of the disagreement in connection with their reports on the Company’s balance sheets as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year periods ended June 30, 2008 and 2007.
     During the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through January 15, 2009, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company furnished a copy of the above disclosures to BDO Kendalls (NSW) and requested that BDO Kendalls (NSW) furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated January 20, 2009, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on January 20, 2009.
     Prior to the engagement of BDO Audit (NSW-VIC) Pty Ltd, neither the Company nor anyone on behalf of the Company consulted with BDO Audit (NSW-VIC) Pty Ltd during the fiscal years ended June 30, 2008 and June 30, 2007 and the interim period from July 1, 2008 through January 15, 2009, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report provided to the Company nor was oral advice provided that BDO Audit (NSW-VIC) Pty Ltd concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

OTHER MATTERS
Executive Officers and Other Significant Employees of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies
Executive Officers

William L. Yde III President and Chief Executive Officer	57	See “Election of Directors (Proposal One)” — above.

Scott E. Cody Chief Financial Officer, Chief Operating Officer and Treasurer	45	Scott E. Cody joined us in June 2005 and was appointed Chief Financial Officer and Chief Operating Officer by the Board of Directors in September 2005. Prior to joining us, Mr. Cody held various positions with Metro Networks, Inc., serving as Vice President of Finance from 1997 to June 2002 and Senior Vice President of Business Development from July 2002 to June 2005. Prior to joining Metro Networks, Inc., Mr. Cody was Vice President of Finance for Tele-Media Broadcasting Company.

B. William Pezzimenti International Director of Sales and Training, President and Director of Australia Traffic Network	60	B. William Pezzimenti currently serves as the President and a member of the Board of Directors of The Australia Traffic Network Pty Limited, having served as a sales representative since February 1998 and as sales director since March 2000. Prior to joining Australia Traffic Network, Mr. Pezzimenti was the manager of retail development for the CBS television affiliate in Buffalo, New York.

Gary L. Worobow Executive Vice President, Business & Legal Affairs and Secretary	45	Gary L. Worobow has served as the Company’s Executive Vice President, Business and Legal Affairs since March 2009, and served as a member of our Board of Directors from December 2006 through February 2009. Mr. Worobow served as Executive Vice President and General Counsel of Five S Capital Management, Inc from January 2006 to February 2009. Previously, Mr. Worobow was with Westwood One, Inc. where he served as Executive Vice President, Business Affairs and Business Development from 2003 through 2006, and as Senior Vice President and General Counsel from 1999 through 2002. Mr. Worobow was a founder and General Counsel of Columbus Capital Partners, LLC from 2002 through 2003. In addition, Mr. Worobow held the positions of Senior Vice President, General Counsel and Board Member for Metro Networks, Inc. from 1995 to 1999.

Other Significant Employees

John Quinn Chief Operating Officer and Director of Global Traffic Network (UK) Commercial Limited	54	John Quinn has served as Chief Operating Officer and a member of the Board of Directors of Global Traffic Network (UK) Commercial Limited since March 1, 2009. From 2008 to February 2009, Mr. Quinn served as Chief Operating Officer of UBC Media plc, the prior owner of Global Traffic Network (UK) Commercial Limited. From 1997 to 2008, Mr. Quinn served as Commercial Director and as a board member of UBC Media plc. From 1996 to 1997, Mr. Quinn was the sales director of UBC Media plc.

Ivan N. Shulman Senior Vice President – Sales, President and Director of Canadian Traffic Network ULC	48	Ivan N. Shulman commenced his employment with us and was appointed Senior Vice President of Sales in May 2006 after serving as a member of our Board of Directors from September 2005 through May 2006. Mr. Shulman also serves as president of Canadian Traffic Network ULC, our Canadian subsidiary. Mr. Shulman was the owner of The Sports House from March 2003 to August 2007, prior to which time he held various positions with Metro Networks, Inc., serving most recently as the Senior Vice President of Marketing from 1997 to January 2003, Vice President of Marketing from 1995 to 1997 and Vice President of Merchandising from 1994 to 1995.

Board of Directors and Committees
     Board of Directors
     The Company’s Board of Directors is currently comprised of six members, each of which is identified under Proposal One (“Election of Directors”) above. The following directors, which constitute a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Gary O. Benson, Shane E. Coppola, William M. Mower and Stuart R. Romenesko. Mr. William L. Yde III has served as the Company’s Chairman of the Board and as its Chief Executive Officer since the Company’s inception. The Board believes that the most effective Board leadership structure for the Company at the present time is for Mr. Yde to continue to serve as Chairman of the Board. Combining the positions of Chairman and Chief Executive Officer provides the Company with decisive and effective leadership. The Board believes that Mr. Yde’s in-depth long-term knowledge of the Company’s operations and vision for its strategic development and growth, along with his significant ownership position in the Company that provides him with a focus on maximizing shareholder value, make him the qualified to serve as both Chairman and Chief Executive Officer. The Board retains the authority to modify this structure to best advance the interests of all shareholders, if circumstances warrant such a change.
     The Board of Directors held four meetings during fiscal 2010 and took action by written action in lieu of a meeting on one occasion. The Company has a standing audit committee, compensation committee, and corporate governance and nominating committee. Each member of the Board of Directors attended at least 75% of the board meetings and meetings of committees to which they belong. The Company encourages all members of the Board of Directors to attend the Company’s annual stockholders’ meetings and all of the Company’s directors attended the annual meeting of stockholders held March 3, 2010, which was the Company’s most recent annual stockholders’ meeting.
     Audit Committee of the Board of Directors
     The Company has established a three member audit committee within its Board of Directors that currently consists of Chairman Stuart R. Romenesko, and Messrs. Shane E. Coppola and Gary O. Benson. The audit committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to oversee the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent accountants; and (iii) providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The charter also requires that the audit committee, among other things, review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent accountants, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. In addition, the audit committee has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the audit committee addresses various risk-related matters, which include but are not limited to:
•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management;

•	considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and, if applicable, the related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•	inquiring of the Company’s principal financial and accounting officer and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment; and

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk.
     The Board of Directors has determined that at least one member of the audit committee, Stuart R. Romenesko, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee (including Mr. Romenesko) is an “independent director,” as such term is defined in NASDAQ Stock Market’s Marketplace Rule 5605(a)(2), and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The audit committee held four meetings during fiscal 2010 and took action by written action in lieu of a meeting on one occasion.
     Compensation Committee of the Board of Directors
     The Company has established a two-member compensation committee within the Board of Directors that currently consists of Messrs. Shane E. Coppola (Chair) and William M. Mower. The compensation committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). The compensation committee approves the compensation of the Company’s Chief Executive Officer, develops policies and programs governing the compensation of all Company’s executives that support corporate objectives and the long-term interests of stockholders and administers the Company’s incentive compensation plans. The compensation committee held five meetings during fiscal 2010 and took action by written action in lieu of a meeting on two occasions.
Compensation Committee Processes and Procedures for the Consideration and Determination of Executive Officer and Director Compensation
     Pursuant to the authority granted under its written charter, the compensation committee is responsible for reviewing, approving and communicating to the Board of Directors all decisions on major compensation plans and other related programs of the Company. As it relates to the compensation of our Chief Executive Officer, the compensation committee is charged with, among other things, annually reviewing and approving Company goals and objectives relevant to our Chief Executive Officer’s compensation level, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the Board of Directors the appropriate amount of salary, bonus and equity incentive awards to be paid and/or awarded to our Chief Executive Officer. The compensation committee is also responsible for reviewing the Chief Executive Officer’s recommendations regarding the compensation of our other executive officers, reviewing and approving executive employment agreements and, where applicable, severance arrangements, and granting equity incentive awards under our 2005 Stock Incentive Plan.
     In making compensation recommendations and determinations, the compensation committee reviews information prepared or requisitioned by the chair of our compensation committee, which has included material such as benchmark information, historical compensation data, performance metrics and criteria and, if applicable, the Board of Director’s assessment of the Company’s performance against its goals. In fiscal 2007, the compensation committee studied the results of a compensation study prepared by the committee’s chair at that time. The study included information related to executive compensation for more than 50 public companies listed on the NASDAQ Stock Market and focused on companies classified in a similar field of industry, which the compensation committee has identified as media, telecommunications and/or information delivery services depending on the information source. In fiscal 2008, 2009 and 2010 the compensation committee determined that such an undertaking was not required given the short time that had elapsed since the previous study had been conducted. The compensation committee considered this information along with recommendations from the Company’s Chief Executive Officer. Individual discretionary bonus determinations have taken into account an executive officer’s position and level of responsibility, along with the executive’s performance during the previous fiscal year. Awards of equity incentive compensation, which to date have been comprised of stock options and, to a lesser extent, grants of restricted stock, have taken into account the executive officer’s and the Company’s performance during the previous fiscal year and his potential to influence the Company’s operations in the future. The compensation committee has not based its considerations on any single performance factor nor has it specifically assigned relative weights to factors, but rather has considered a mix of factors and have evaluated both the Company’s and the individual’s performance against that mix.
     Corporate Governance and Nominating Committee of the Board of Directors
     The Company has established a corporate governance and nominating committee within the Board of Directors that consists of Messrs. Gary O. Benson and William M. Mower, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The primary role of the corporate governance and nominating committee is to assist the Board of Directors in the areas of Board and committee membership selection and rotation practices, to evaluate overall Board effectiveness, to review and consider developments in corporate governance practices. The corporate governance and nominating committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s stockholders. The corporate governance and nominating committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). The corporate governance and nominating committee held one meeting during fiscal 2010.

     The corporate governance and nominating committee (or a subcommittee thereof) will recruit and consider director candidates and present qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
     The corporate governance and nominating committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the corporate governance and nominating committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background and experience is generally among the factors considered. The corporate governance and nominating committee believes that a board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies. As such, the corporate governance and nominating committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.
     If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance and nominating committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.
     Stockholders of the Company may make recommendations for candidates to be considered for election to the Board at the Company’s annual stockholders’ meetings. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the corporate governance and nominating committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the corporate governance and nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:
•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.
Report of the Audit Committee
     The audit committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010 and discussed them with management.
     The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended.
     The audit committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence.
     The audit committee, based on the review and discussions described above, recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2010 be included in the Company’s Annual Report on Form 10-K for the such fiscal year for filing with the Securities and Exchange Commission.
The Audit Committee:
Stuart R. Romenesko
Gary O. Benson
Shane E. Coppola
Ability of Stockholders to Communicate with the Company’s Board of Directors
     The Company’s Board of Directors has established several means for stockholders and others to communicate with the Company’s Board of Directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Company’s audit committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the corporate governance and nominating committee in care of the Company’s Secretary at the Company’s headquarters address. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF
     The Company has outstanding one class of voting securities, common stock, $0.001 par value per share. Each share of common stock is entitled to one vote on all matters put to a vote of stockholders.
     The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of the Record Date, by (i) each director, (ii) each named executive officer for whom compensation information is included in the Summary Compensation Table, (iii) all named executive officers and directors as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock. To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as indicated by footnote and subject to community property laws where applicable. Percentage ownership is based on 18,466,824 shares outstanding as of the close of business on the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable as of the Record Date, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the address of each of the following persons is 880 Third Avenue, 6th Floor, New York, New York 10022.

	Shares		Percentage of
Name and Address of Beneficial Owner	Beneficially Owned		Total
William L. Yde III	2,222,739	(1)	12.04%
Scott E. Cody	281,666	(2)	1.50%
B. William Pezzimenti	168,334	(3)	*
Gary L. Worobow	116,667	(4)	*
Dale C. Arfman	1,986,009	(5)	10.75%
Gary O. Benson	162,000	(6)	*
Shane E. Coppola	110,000	(7)	*
Stuart R. Romenesko	110,000	(7)	*
William M. Mower	89,000	(8)	*
All Directors and Named Executive Officers as a group (9 people)	5,196,415	(9)	27.28%
Gruber & McBaine Capital Management LLC (10) 50 Osgood Place Penthouse Suite San Francisco, CA 94133	1,478,500		8.01%
T. Rowe Price Associates, Inc. (11) 100 East Pratt Street 10th Floor Baltimore, MD 21202-1009	2,760,247		14.95%

*	Less than 1%

(1)	Includes 1,326,747 shares that have been pledged as security for a loan. Also includes an aggregate of 895,992 shares held by third parties which Mr. Yde has the power to vote under separate voting agreements.

(2)	Includes 5,000 shares that remain subject to transfer and forfeiture restrictions and 266,666 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days.

(3)	Includes 51,666 shares that remain subject to transfer and forfeiture restrictions and 108,334 shares issuable upon exercise of options that are currently exercisable or will become exercisable within the next 60 days.

(4)	Includes 39,999 shares that remain subject to transfer and forfeiture restrictions and 56,667 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days.

(5)	Includes 20,000 shares that remain subject to transfer and forfeiture restrictions. Also includes 19,346 shares held by spouse and 41,257 shares held in various trusts of which Mr. Arfman’s spouse is trustee.

(6)	Includes 39,999 shares that remain subject to transfer and forfeiture restrictions and 50,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days. Also includes 52,000 shares held by DMB 2009, LLC, a limited liability company of which the sole member is a trust for the benefit of Mr. Benson’s spouse.

(7)	Includes 39,999 shares that remain subject to transfer and forfeiture restrictions and 50,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days.

(8)	Includes 33,333 shares that remain subject to transfer and forfeiture restrictions. Also includes 50,000 shares that Mr. Mower is trustee of certain trusts established for the benefit of children of Mr. Yde.

(9)	Includes 269,995 shares that remain subject to transfer and forfeiture restrictions and 581,667 shares issuable upon the exercise of options are that are currently exercisable or will become exercisable within the next 60 days.

(10)	Gruber & McBaine Capital Management, LLC (GMCM) is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds for the sale of shares held by GMCM. Jon D. Gruber and J. Patterson McBaine are Managers, controlling persons and portfolio managers of GMCM. The shares reflected include 1,000,580 shares held by GMCM, 442,995 shares held by Jon D. Gruber and 34,925 shares held by J. Patterson McBaine.

(11)	These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. and the T. Rowe Price Media & Telecommunications Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In accordance with the written charter of our audit committee, our audit committee (with the concurrence of a majority of our independent directors) is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. In accordance with this responsibility, prior to entering into such related party transactions, the audit committee will meet separately to consider and, if deemed advisable, approve the entry into such arrangements. When appropriate based on the facts and circumstance of a particular proposed transaction, such consideration will be undertaken by an independent committee designated by the audit committee. We did not enter into any such related party transactions during fiscal 2010.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. With respect to transactions during the fiscal year ended June 30, 2010, Gary Benson, a director of the Company, filed a Form 4 on March 8, 2010 reporting receipt of restricted stock (exempt under Rule 16b-3) granted by the Company on March 3, 2010. In addition, Mr. Benson filed a Form 5 on September 13, 2010 reporting the August 3, 2009 sale of 52,000 shares to a trust for the benefit of Mr. Benson’s spouse and the subsequent October 6, 2009 gift of such shares, through a series of related transfers, to a limited liability company of which the sole member is a separate trust for the benefit of Mr. Benson’s spouse. Except for these transactions, and based solely on review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company with respect to transactions during the fiscal year ended June 30, 2010, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2010.

PROPOSALS OF STOCKHOLDERS
     Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to Gary L. Worobow, Secretary, Global Traffic Network, Inc., 880 Third Avenue, 6th Floor, New York, New York 10022, by July 20, 2011. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then a proponent must notify the Company within a reasonable time before the Company sends its proxy materials for the current year.
     With respect to the Company’s 2011 annual stockholders’ meeting (which will be held following the end of the Company’s fiscal year ending June 30, 2011), if the Company has not been provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by October 3, 2010, the management proxies will be allowed to use their discretionary authority as outlined above. If the date of the 2011 annual stockholders’ meeting changes more than 30 days from the date of this year’s annual stockholders’ meeting (the Annual Meeting), then a proponent must notify the Company within a reasonable time before the Company sends its proxy materials for the 2011 annual stockholders’ meeting.
SOLICITATION
     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by facsimile, email or by special letter.
     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.
By Order of the Board of Directors
Gary L. Worobow
Executive Vice President, Business & Legal Affairs and Secretary

Appendix A
GLOBAL TRAFFIC NETWORK, INC.
AMENDED AND RESTATED
2005 STOCK INCENTIVE PLAN
          1. Purpose. The purpose of the 2005 Stock Incentive Plan (the “Plan”) of Global Traffic Network, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) or other incentives on terms determined under this Plan.
          2. Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. During any time period during which the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”), each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.
          3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.
          4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (section 6); (b) stock appreciation rights (“SARs”) (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) restricted stock units (section 8); and (f) performance shares (section 9).
          5. Shares Subject to the Plan.
          5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 2,400,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.
          5.2. Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that an Incentive granted hereunder (including without limitation any stock option, SAR, restricted stock unit or performance share) granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. Subject to Section 10.14, the Committee may also determine to cancel, and agree to the cancellation of, Incentives in order to make a participant eligible for the grant of Incentives at a lower price than the Incentive to be canceled.
          5.3. Type of Common Stock. Common Stock issued under the Plan in connection with Incentives, may be authorized and unissued shares or treasury stock (if applicable under relevant state corporation law), as designated by the Committee.
          5.4 Limitation on Certain Grants. No person shall receive grants of stock options and SARs under the Plan that exceed, in the aggregate, 1,200,000 shares during any one fiscal year of the Company.
          6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
          6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6.
          6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of stock options under the Plan.
          6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and to Section 10.14, with the approval of the Committee all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.
          6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.
          6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):
          (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.
          (b) Any option agreement evidencing the grant of an Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.
          (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.
          (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.
          (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.
          (f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.
          6.6 Right of Redemption. The agreement with the recipient evidencing a stock option grant may include a provision whereby the Company may elect, prior to the date of the first registration of an equity security of the Company pursuant to the Exchange Act of 1934, as amended, to repurchase from a former Company employee, director, consultant, advisor or other independent contractor, and their respective successors and assigns, all or any part of the shares of Common Stock received by a participant pursuant to the exercise of a stock option. Any such repurchase must be made no earlier than six months following the termination of the holder’s relationship with the Company giving rise to the stock option grant and at fair market value, as determined by the Committee, on such date of redemption.
          7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:
          7.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of SARs under the Plan.
          7.2. Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.
          7.3. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

          7.4. Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:
          (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by
          (b) the Fair Market Value of a share of Common Stock on the exercise date.
          In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.
          8. Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. Restricted stock units evidence the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:
          8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.
          8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.
          8.3. Restrictions. All shares of restricted stock transferred or sold hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:
          (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock or the delivery of shares of Common Stock pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);
          (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;
          (c) such other conditions or restrictions as the Committee may deem advisable.
          8.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2005 Stock Incentive Plan of Global Traffic Network, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.
          8.5. Issuance and Delivery. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. In the case of restricted stock units, no shares shall be issued at the time such restricted stock units are granted. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in an agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.
          8.6. Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Any holder of restricted stock units shall not be, and shall not have the rights and privileges of, a stockholder with respect to any shares of Common Stock that may be derived from restricted stock units unless and until such shares have been issued.
          9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:
          9.1. Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.
          9.2. Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.
          9.3. No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.
          9.4. Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.
          10. General.
          10.1. Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved by the stockholders within one year after the date of the Plan’s adoption by the Board of Directors, the Plan shall not be effective for any purpose.
          10.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

          10.3. Limited Transferability of Incentives. No stock option, SAR, restricted stock, restricted stock unit or performance award may be transferred, pledged or assigned by the holder thereof except (a) in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; and the Company shall not be required to recognize any such attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to “family members” of the holder to which transfers are permitted to be made pursuant to a Form S-8 registration statement under the Securities Act of 1933, as amended (as provided in the General Instructions to such Form of registration statement). During a participant’s lifetime, a stock option or SAR may be exercised only by him or her, by his or her guardian or legal representative or by any of the transferees permitted by this Section 10.3.
          10.4. Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised (or payments or shares may be delivered thereunder) or shall expire at such times as may be determined by the Committee.
          10.5. Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
          10.6. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and other numbers of shares of Common Stock provided for in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.
          10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.
          10.8. Withholding.
          (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon the lapse of restrictions on restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

          (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.
          10.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.
          10.10. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.
          10.11. Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change the class of persons eligible to receive Incentives under the Plan, or (c) materially increase the benefits accruing to participants under the Plan.
          10.12 Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:
          (1) providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.
          (2) providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.
          (3) providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.
          (4) providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

          The Board of Directors may restrict the rights of participants or the applicability of this Section 10.12 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
          10.13. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.
          10.14 Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Incentives may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
          10.15 Code Section 409A Provisions. To the extent applicable, this Plan and Incentives granted hereunder shall be interpreted in accordance with Code Section 409A (including the Department of Treasury regulations and other interpretive guidance issued thereunder). Any payment or distribution under the Plan that constitutes “deferred compensation” to a participant under Code Section 409A and that otherwise would be made to a participant who is a Specified Employee (as determined under Code Section 409A by the Committee in good faith) on account of separation from service (as defined under Code Section 409A) may be deferred until the date that is six (6) months after the date of the Specified Employee’s separation from service (or death, if earlier). Notwithstanding the foregoing, the Company makes no guarantees to the recipients of Incentives regarding the tax treatment of Incentives or payments made under the Plan, and, notwithstanding any agreement or understanding to the contrary, if any Incentives, payments or other amounts due to a recipient (or his or her beneficiaries or permits assigns, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the recipient (or his or her beneficiaries or permitted assigns, as applicable) shall be solely liable for the payment of, and the Company shall have no obligation or liability to pay or reimburse (either directly or otherwise) the recipient (or his or her beneficiaries or permitted assigns, as applicable) for, any such additional taxes, fines or penalties.

GLOBAL TRAFFIC NETWORK, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Wednesday, December 15, 2010
9:00 a.m.
Vinoy® Renaissance St. Petersburg Resort & Golf Club
501 5th Avenue NE
St. Petersburg, Florida 33701

Global Traffic Network, Inc. 880 Third Avenue, 6th Floor New York, NY 10022	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, a stockholder of Global Traffic Network, Inc., hereby appoints William L. Yde III and Gary L. Worobow, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of stockholders of Global Traffic Network, Inc. to be held at Vinoy® Renaissance St. Petersburg Resort & Golf Club, 501 5th Avenue NE, St. Petersburg, Florida 33701, on Wednesday, December 15, 2010, at 9:00 a.m., and at any and all adjournments thereof.
See reverse for voting instructions.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the proposed amendment to the Company’s 2005 Stock Incentive Plan and FOR ratification of the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011.

The Board of Directors Recommends a Vote FOR ALL NOMINEES AND FOR ALL PROPOSALS.
(1)	Election of Directors

☐ FOR all nominees	☐ WITHHOLD all nominees
AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below:

• William L. Yde III	• Dale C. Arfman	• Gary O. Benson
• Shane E. Coppola	• William M. Mower	• Stuart R. Romenesko
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(2)	Proposal to approve an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,800,000 shares to 2,400,000 shares.

☐ FOR	☐ AGAINST	☐ABSTAIN
(3)	Proposal to ratify the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011.

☐ FOR	☐ AGAINST	☐ABSTAIN
(4)	Upon such other business as may properly come before the annual meeting or any adjournments thereof.
          The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the proposed amendment to the Company’s 2005 Stock Incentive Plan and FOR ratification of the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011.

Dated

x

x

(Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)